Exhibit 3.2

ISQ OPEN INFRASTRUCTURE COMPANY LLC

a Delaware Limited Liability Company

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

i

Schedule A – Form of Share Redemption Program

Schedule B – Form of Distribution Reinvestment Plan

Schedule C – Directors

Schedule D – Officers

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time and including any schedules, exhibits, annexes or other documents attached to this Agreement, from time to time, this “Agreement”) of ISQ Open Infrastructure Company LLC (the “Company”) is made and entered into as of June 9, 2025, by and among I Squared Capital Registered Advisor LLC, a Delaware limited liability company, as the Manager (as defined herein), ISQ Holdings, LLC (“ISQ Holdings”), as the Series I Controlling Shareholder (as defined herein), ISQ Open Infrastructure Holdings, L.P., a Cayman Islands limited liability company (the “Cayman Blocker”), as the Series II Controlling Shareholder (as defined herein), ISQ Open Infrastructure Investors, L.P., I Squared Capital Registered Advisor LLC, as attorney-in-fact of each of the Members (as defined herein) (other than the Series I Controlling Shareholder, the Series II Controlling Shareholder and ISQ Open Infrastructure Investors, L.P.), and any other Persons who are or hereafter become Members or parties hereto as provided herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 2.2 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.

WHEREAS, the Company was formed on January 15, 2025, pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the execution of the Limited Liability Company Agreement of the Company, dated as of January 15, 2025 (the “Original Agreement”), by ISQ Holdings, as the Controlling Shareholder (as defined therein);

WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 13, 2025 (the “A&R Agreement”), by ISQ Holdings, as the Controlling Shareholder (as defined therein) in connection with the formation of the Series;

WHEREAS, the A&R Agreement was amended and restated pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 28, 2025 (the “Second A&R Agreement”), by ISQ Holdings, as the Controlling Shareholder (as defined therein) in connection with the admission of the Series II Controlling Shareholder as a Member;

WHEREAS, the Certificate provides notice pursuant to Section 18-215(b) and/or Section 18-218(c) of the Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of the Company shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, as amended from time to time, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series;

WHEREAS, ISQ Open Infrastructure Company LLC – Series I (“Series I”), a registered series of the Company, was previously formed under the A&R Agreement;

WHEREAS, ISQ Open Infrastructure Company LLC – Series II (“Series II”), a registered series of the Company, was previously formed under the A&R Agreement; and

WHEREAS, the undersigned intend for the Limited Liability Company Agreement to be the Company’s “limited liability company agreement” (as such term is defined in the Act) and, by their execution of this Agreement, hereby amend and restate the Second A&R Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby amend and restate the Second A&R Agreement in its entirety, and hereby agree as follows:

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ARTICLE I
FORMATION

Section 1.1 Formation of the Company. The Company has been formed as a Delaware limited liability company by the execution, delivery and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on January 15, 2025, by an “authorized person” of the Company within the meaning of the Act pursuant to and in accordance with the Act and such, execution, delivery and filing is hereby ratified, confirmed and approved in all respects. The execution, delivery and filing of the Amended and Restated Certificate of Formation of the Company with the Secretary of State of the State of Delaware on March 13, 2025 (the “A&R Certificate”), by an “authorized person” of the Company within the meaning of the Act pursuant to and in accordance with the Act is hereby ratified, confirmed and approved in all respects. As of the date hereof, any Person designated by the Series II Board as such shall be a designated “authorized person” of the Company within the meaning of the Act and shall execute, deliver and file any further amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) required or permitted to be filed with the Secretary of State of the State of Delaware or necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 1.2 Formation of Series I. Series I has been formed as a registered series of the Company pursuant to the Certificate of Registered Series of ISQ Open Infrastructure Company LLC – Series I filed with the Secretary of State of the State of Delaware on March 13, 2025 (the “Series I Certificate of Registered Series”), the A&R Agreement and that certain Series Agreement of Series I, dated as of March 13, 2025, and attached to the A&R Agreement as Exhibit A thereto (the “Original Series I Series Agreement”). Series I hereby continues as a registered series of the Company. As of the date hereof, the Original Series Agreement is hereby amended and restated by the Series Agreement for Series I attached hereto as Exhibit A and such Series Agreement is the Series Agreement of Series I. The execution, delivery and filing of the Series I Certificate of Registered Series are hereby ratified, confirmed and approved in all respects as the actions of an “authorized person” with respect to Series I within the meaning of the Act. As of the date hereof, any Person designated by the Series I Board as such shall be a designated “authorized person” with respect to Series I within the meaning of the Act and shall execute, deliver and file any amendments and/or restatements of the Series I Certificate of Registered Series and any other certificates (and any amendments and/or restatements thereof) required or permitted to be filed with the Secretary of State of the State of Delaware or necessary for Series I to qualify to do business in a jurisdiction in which Series I may wish to conduct business.

Section 1.3 Formation of Series II. Series II has been formed as a registered series of the Company pursuant to the Certificate of Registered Series of ISQ Open Infrastructure Company LLC – Series II filed with the Secretary of State of the State of Delaware on March 13, 2025 (the “Series II Certificate of Registered Series”), the A&R Agreement and that certain Series Agreement of Series II, dated as of March 13, 2025 (the “Original Series II Series Agreement”), and attached to the A&R Agreement as Exhibit B thereto. Series II hereby continues as a registered series of the Company. As of the date hereof, the Original Series II Series Agreement is hereby amended and restated by the Series Agreement for Series II attached hereto as Exhibit B and such Series Agreement is the Series Agreement of Series II. The execution, delivery and filing of the Series II Certificate of Registered Series are hereby ratified, confirmed and approved in all respects as the actions of an “authorized person” with respect to Series II within the meaning of the Act. As of the date hereof, any Person designated by the Series II Board as such shall be a designated “authorized person” with respect to Series II within the meaning of the Act and shall execute, deliver and file any further amendments and/or restatements of the Series II Certificate of Registered Series and any other certificates (and any amendments and/or restatements thereof) required or permitted to be filed with the Secretary of State of the State of Delaware or necessary for Series II to qualify to do business in a jurisdiction in which Series II may wish to conduct business.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1 Name. The name of the Company is “ISQ Open Infrastructure Company LLC”. The Company may use any other designation or name as determined by the approval of the Series II Board (defined below) may determine that the Company may use any other designation or name for the Company.

Section 2.2 Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Act” is defined in the recitals. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliate” means with respect to a Person (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer, employee or general partner of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner; provided, that, it is acknowledged and agreed that (x) I Squared and any I Squared Vehicles are Affiliates of the Manager and (y) portfolio entities of any I Squared Vehicles shall not be deemed Affiliates of the Manager.

“Agreement” is defined in the preamble.

“A&R Agreement” is defined in the recitals.

“A&R Certificate” is defined in Article I.

“Asset Leasing Fees” means all fees at market rates (net of related expenses) paid directly or indirectly to I Squared or any of its Affiliates for Asset Leasing Services in respect of an Infrastructure Asset or for the benefit of any Infrastructure Asset.

“Asset Leasing Services” means services in respect of Infrastructure Assets related to asset leasing arrangements, including assistance with sourcing of leasing opportunities and negotiating financing relating thereto as well as repurposing and maintenance services.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or involuntarily, by operation of law or otherwise, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised its right of foreclosure with respect thereto; and the terms “Assign”, “Assigned” and “Assigning” have a correlative meaning.

“Assumed Income Tax Rate” means, as of any date, the highest effective marginal combined U.S. federal, state and local income tax rate (including, without limitation, to the extent applicable, the “Medicare” tax imposed under Section 1411 of the Code, self-employment taxes and gross receipts taxes) for a taxable year prescribed for any direct or indirect individual owner of I Squared (taking into account, in the reasonable discretion of the Manager (a) applicable limitations on deductions under the Code and other applicable law, (b) the character (e.g., longterm or short-term capital gain or ordinary or exempt) of the applicable income as of such date and (c) the alternative minimum tax rules and limitations as of such date).

“Audit Committee” means the committee of the Series I Board and/or the Series II Board described in Section 5.3(b).

“Book Value” means, with respect to any property of a Series, such Series’ adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-l(b)(2)(iv)(d)-(g).

“Broken Deal Expenses” means all out-of-pocket fees, costs and expenses fairly allocable to the Company generally or any Series, including, without limitation, (i) legal, auditing, investment banking, valuation, consulting, engineering, custody, administration, tax, accounting, and other professional fees, costs, expenses, retainers and/or other payments; (ii) all fees, costs and expenses associated with the discovery, sourcing, evaluation, diligence, financial analysis, negotiation, structuring, making, and potential refinancing of the Company’s or such Series’ proposed acquisitions and acquisition, including, without limitation, any meetings and/or travel, accommodation, meal and entertainment expenses related to such prospective acquisitions, any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, private placement fees, syndication fees, bank charges, depositary fees, fees and expenses related to environmental evaluation, closing and execution costs, fees and expenses of consultants, sales commissions, appraisal fees, taxes, underwriting commissions and discounts, brokerage fees and information services; and (iii) all other fees, costs and expenses relating to unconsummated transactions, including, without limitation, submission costs, reverse termination fees and damages and the fees, costs and expenses described in (i) and (ii) above (including, in each of cases (i), (ii) and (iii), such fees, costs and expenses that might have been borne by a co-investment vehicle, or other co-acquisitions had the transaction been consummated).

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the DRIP, by a Member or by all Members, as the case may be.

“Cayman Blocker” is defined in the preamble.

“Certificate” means the Certificate of Formation of the Company, as amended and restated by the A&R Certificate, and any and all further amendments thereto and restatements thereof filed with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class” means Class D Shares, Class Dte Shares, Class E Shares, Class Ete Shares, Class F-D Shares, Class F-Dte Shares, Class F-I Shares, Class F-Ite Shares, Class F-S Shares, Class F-Ste Shares, Class F-J Shares, Class F-JTE Shares, Class I Shares, Class ITE Shares, Class J Shares, Class Jte Shares, Class S Shares, Class Ste Shares and any other class of Shares that one or both Series Boards may create from time to time pursuant to this Agreement. Neither the Investor Shares nor the Founder Investor Shares shall collectively constitute a separate Class of Shares for purposes of this Agreement.

“Class Designation” is defined in Section 7.2(a).

“Class D Member” means any Person admitted as a member of the Company associated with Series II holding Class D Shares or a Substitute Member associated with Series II holding Class D Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class D Shares and for so long as such Person continues to hold Class D Shares.

“Class D Shares” means the Class D Shares issued to the Class D Members having the rights, obligations and terms specified in this Agreement.

“Class Dte Member” means any Person admitted as a member of the Company associated with Series I holding Class Dte Shares or a Substitute Member associated with Series I holding Class Dte Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class Dte Shares and for so long as such Person continues to hold Class Dte Shares.

“Class Dte Shares” means the Class Dte Shares issued to the Class Dte Members having the rights, obligations and terms specified in this Agreement.

“Class E Member” means any Person admitted as a member of the Company associated with Series II holding Class E Shares or a Substitute Member associated with Series II holding Class E Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class E Shares and for so long as such Person continues to hold Class E Shares.

“Class E Shares” means the Class E Shares issued to the Class E Members having the rights, obligations and terms specified in this Agreement.

“Class Ete Member” means any Person admitted as a member of the Company associated with Series I holding Class Ete Shares or a Substitute Member associated with Series I holding Class ETE Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class Ete Shares and for so long as such Person continues to hold Class Ete Shares.

“Class Ete Shares” means the Class Ete Shares issued to the Class Ete Members having the rights, obligations and terms specified in this Agreement.

“Class F-D Member” means any Person admitted as a member of the Company associated with Series II holding Class F-D Shares or a Substitute Member associated with Series II holding Class F-D Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class F-D Shares and for so long as such Person continues to hold Class F-D Shares.

“Class F-D Shares” means the Class F-D Shares issued to the Class F-D Members having the rights, obligations and terms specified in this Agreement.

“Class F-Dte Member” means any Person admitted as a member of the Company associated with Series I holding Class F-Dte Shares or a Substitute Member associated with Series I holding Class F-Dte Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class F-Dte Shares and for so long as such Person continues to hold Class F-DTE Shares.

“Class F-Dte Shares” means the Class F-Dte Shares issued to the Class F-Dte Members having the rights, obligations and terms specified in this Agreement.

“Class F-I Member” means any Person admitted as a member of the Company associated with Series II holding Class F-I Shares or a Substitute Member associated with Series II holding Class F-I Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class F-I Shares and for so long as such Person continues to hold Class F-I Shares.

“Class F-I Shares” means the Class F-I Shares issued to the Class F-I Members having the rights, obligations and terms specified in this Agreement.

“Class F-Ite Member” means any Person admitted as a member of the Company associated with Series I holding Class F-Ite Shares or a Substitute Member associated with Series I holding Class F-Ite Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class F-Ite Shares and for so long as such Person continues to hold Class F-Ite Shares.

“Class F-Ite Shares” means the Class F-Ite Shares issued to the Class F-Ite Members having the rights, obligations and terms specified in this Agreement.

“Class F-J Member” means any Person admitted as a member of the Company associated with Series II holding Class F-J Shares or a Substitute Member associated with Series II holding Class F-J Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class F-J Shares and for so long as such Person continues to hold Class F-J Shares.

“Class F-J Shares” means the Class F-J Shares issued to the Class F-J Members having the rights, obligations and terms specified in this Agreement.

“Class F-Jte Member” means any Person admitted as a member of the Company associated with Series I holding Class F-Jte Shares or a Substitute Member associated with Series I holding Class F-Jte Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class F-Jte Shares and for so long as such Person continues to hold Class F-Jte Shares.

“Class F-Jte Shares” means the Class F-Jte Shares issued to the Class F-Jte Members having the rights, obligations and terms specified in this Agreement.

“Class F-S Member” means any Person admitted as a member of the Company associated with Series II holding Class F-S Shares or a Substitute Member associated with Series II holding Class F-S Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class F-S Shares and for so long as such Person continues to hold Class F-S Shares.

“Class F-S Shares” means the Class F-S Shares issued to the Class F-S Members having the rights, obligations and terms specified in this Agreement.

“Class F-Ste Member” means any Person admitted as a member of the Company associated with Series I holding Class F-Ste Shares or a Substitute Member associated with Series I holding Class F-Ste Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class F-Ste Shares and for so long as such Person continues to hold Class F-Ste Shares.

“Class F-Ste Shares” means the Class F-Ste Shares issued to the Class F-Ste Members having the rights, obligations and terms specified in this Agreement.

“Class I Member” means any Person admitted as a member of the Company associated with Series II holding Class I Shares or a Substitute Member associated with Series II holding Class I Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class I Shares and for so long as such Person continues to hold Class I Shares.

“Class I Shares” means the Class I Shares issued to the Class I Members having the rights, obligations and terms specified in this Agreement.

“Class Ite Member” means any Person admitted as a member of the Company associated with Series I holding Class Ite Shares or a Substitute Member associated with Series I holding Class Ite Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class Ite Shares and for so long as such Person continues to hold Class Ite Shares.

“Class Ite Shares” means the Class Ite Shares issued to the Class Ite Members having the rights, obligations and terms specified in this Agreement.

“Class J Member” means any Person admitted as a member of the Company associated with Series II holding Class J Shares or a Substitute Member associated with Series II holding Class J Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class J Shares and for so long as such Person continues to hold Class J Shares.

“Class J Shares” means the Class J Shares issued to the Class J Members having the rights, obligations and terms specified in this Agreement.

“Class Jte Member” means any Person admitted as a member of the Company associated with Series I holding Class Jte Shares or a Substitute Member associated with Series I holding Class Jte Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class Jte Shares and for so long as such Person continues to hold Class Jte Shares.

“Class Jte Shares” means the Class Jte Shares issued to the Class Jte Members having the rights, obligations and terms specified in this Agreement.

“Class S Member” means any Person admitted as a member of the Company associated with Series II holding Class S Shares or a Substitute Member associated with Series II holding Class S Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series II holding Class S Shares and for so long as such Person continues to hold Class S Shares.

“Class S Shares” means the Class S Shares issued to the Class S Members having the rights, obligations and terms specified in this Agreement.

“Class Ste Member” means any Person admitted as a member of the Company associated with Series I holding Class Ste Shares or a Substitute Member associated with Series I holding Class Ste Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with Series I holding Class Ste Shares and for so long as such Person continues to hold Class Ste Shares.

“Class Ste Shares” means the Class STE Shares issued to the Class STE Members having the rights, obligations and terms specified in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble.

“Company Group” means, collectively, the Company generally, the Series, any current or former Subsidiary of the Company generally or of any Series or any other Person in which the Company generally or any Series or any Subsidiary of the Company generally or of any Series currently owns or formerly owned an interest directly or indirectly.

“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

“Controlled Portfolio Company” means a portfolio company of any I Squared Vehicle of which the I Squared Vehicle (together with I Squared or any other I Squared Vehicles) holds a majority of the outstanding voting equity, has the right to appoint a majority of the board members (or equivalent managers) or otherwise has the right to exercise majority control by contract.

“Controlling Shareholders” means each of Series I Controlling Shareholder and the Series II Controlling Shareholder.

“Current Classes of Shares” means Class D Shares, Class Dte Shares, Class E Shares, Class Ete Shares, Class F-D Shares, Class F-Dte Shares, Class F-I Shares, Class F-Ite Shares, Class F-J Shares, Class F-Jte Shares, Class F-S Shares, Class F-Ste Shares, Class I Shares, Class Ite Shares, Class J Shares, Class Jte Shares, Class S Shares, and Class Ste Shares.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director” is defined in Section 5.2(a). Each Director who is a member of the Series I Board is hereby designated as a “manager” within the meaning of Section 18-101(12) of the Act associated with Series II. Each Director who is a member of the Series II Board is hereby designated as a “manager” within the meaning of Section 18-101(12) of the Act (i) of the Company generally and (ii) associated with Series II.

“Dissolution Event of the Company” is defined in Section 18.2(a).

“DRIP” means the Company’s Distribution Reinvestment Plan, attached hereto as Schedule B, as amended, modified, revised or restated from time to time.

“Early Redemption Fee” means the early redemption fee as provided for in the Share Redemption Program.

“Electronic Signature” is defined in Section 19.10.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Executive Advisors” means the individuals providing advisory services to I Squared or any of its Affiliates, investment funds, vehicles and accounts sponsored by I Squared or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated as “Executive Advisors” by I Squared.

“Founder Investor Shares” means Class F-I Shares, Class F-Ite Shares, Class F-J Shares, Class F-Jte Shares, Class F-S Shares, Class F-Ste Shares, Class F-D Shares and Class F-Dte Shares, collectively.

“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of Investor Shares outstanding at the beginning of the then-current Reference Period and all Investor Shares issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares but excluding applicable expenses for the servicing and/or distribution fees set forth in the PPM from time to time.

The ending NAV of Investor Shares used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable expenses for the Servicing Fee. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Investor Shares redeemed during such period, which Shares will be subject to the Performance Participation Allocation upon redemption as provided for in the definition of “Performance Participation Allocation.”

Except as provided for in the definition of “Loss Carryforward Amount,” any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Indemnified Party” means (i) the members of the Series I Board, (ii) the members of the Series II Board and (iii) the officers of the Company.

“Independent Director” means a Director who satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

“Industry Advisors” means the individuals providing advisory services to I Squared or any of its Affiliates, investment funds, vehicles and accounts sponsored by I Squared or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated as “Industry Advisors” by I Squared.

“Infrastructure Assets” means individually and collectively, any entity owned, directly or indirectly through subsidiaries, by the Company generally or any Series, including as the context requires, portfolio companies, holding companies, special purpose vehicles and Intermediate Entities.

“Initial Offering” means the first month of acceptance of the initial subscription for Shares via the Private Offering and pursuant to the PPM by Persons that are not Affiliates of the Manager.

“Initial Offering Period” means the first six (6) months beginning in the month of the Initial Offering; provided that the Company may extend or suspend the Initial Offering Period in its sole discretion.

“Intermediate Entities” mean any intermediate entities through which any Series directly or indirectly acquires, holds, provides financing with respect to, or disposes of any one or more Infrastructure Asset(s) or investments.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Shares” means any Shares that are not I Squared Shares.

“ISQ Holdings” is defined in the preamble.

“I Squared” means I Squared Capital Advisors (US) LLC, a Delaware limited liability company, and its Subsidiaries and affiliated entities.

“I Squared Shares” means Class E Shares and Class Ete Shares held by I Squared and any other Class of Shares designated by the Series I Board, with respect to a Class of Shares related to Series I, and/or the Series II Board, with respect to a Class of Shares related to Series II, as “I Squared Shares”.

“I Squared Advisor” means individuals who were formerly employed by I Squared that are providing advisory services to I Squared or any of its Affiliates, investment funds, vehicles and accounts sponsored by I Squared or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated from time to time as “I Squared Advisors” by I Squared.

“I Squared Member” means any Person admitted as a member of the Company associated with a Series holding I Squared Shares or a Substitute Member associated with a Series holding I Squared Shares pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with the applicable Series holding I Squared Shares and for so long as such Person continues to hold I Squared Shares.

“I Squared Vehicles” means the funds, investment vehicles and accounts managed, now or in the future, by I Squared, the Manager or any of their respective Affiliates (excluding for this purpose, I Squared proprietary entities), including but not limited to funds, investment vehicles and accounts pursuing the following strategies: private equity (including growth equity, impact, and core strategies), credit (including (i) leveraged credit strategies, including leveraged loan, high-yield bond, opportunistic credit and revolving credit strategies, and (ii) alternative credit strategies, including strategic investments and private credit strategies such as direct lending and private opportunistic credit (or mezzanine) acquisition strategies), and real asset strategies (including real estate, energy and infrastructure strategies).

“Limited Liability Company Agreement” means this Agreement, together with all Series Agreements, each as amended, restated or supplemented or otherwise modified from time to time. For all purposes of the Act, this Agreement, together with each Series Agreement, constitutes the “limited liability company agreement” of the Company within the meaning of the Act.

“Loan Servicing Fees” means any fees or other payments paid to I Squared or its Affiliates relating to loan administration services, loan or asset resolution, restructuring and reconstruction and other services (including sourcing) that are provided or performed by asset reconstruction companies, other asset recovery firms, loan administration companies or similar companies.

“Loss” for any period means all items of loss, deduction and expense with respect to any Series for such period determined according to Section 8.3.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Investor Shares redeemed during the applicable Reference Period, which Shares will be subject to the Performance Participation Allocation upon redemption as provided for in the definition of “Performance Participation Allocation.” For the avoidance of doubt, with respect to Shares redeemed during the applicable Reference Period, the Loss Carryforward Amount shall not include amounts that would have been attributable to such redeemed Shares had such Shares not been redeemed during the applicable Reference Period. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

“Management Agreement” means the Management Agreement, by and among the Company and the Manager, as amended, modified, revised or restated from time to time, and any similar agreement with a successor Manager.

“Management Fee” has the meaning set forth in the Management Agreement.

“Manager” means I Squared Capital Registered Advisor LLC, a Delaware limited liability company, or any other Person designated from time to time as the “Manager” of the Company generally and each Series pursuant to the Management Agreement.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any taxable year or other period, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Members” means a Controlling Shareholder or a Series Member, in each case, in such person’s capacity as a member of the Company associated with any applicable Series.

“Membership Interest” means a Member’s rights in one or more Shares at any particular time, including the Member’s right to share in the income, gains, losses, deductions, credits, or similar items of any Series, to receive distributions from any Series, any right to vote or participate in management of any Series and any right to information concerning the business and affairs of the Company generally and/or of any Series provided by this Agreement or the Act.

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number and Class of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“NAV” means, for any Shares, the net asset value of such Shares, determined in accordance with Section 14.2.

“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Non-Compliant Tender Offer” is defined in Section 10.10.

“Non-Founder Investor Shares” means, collectively, the Class D Shares, Class Dte Shares, Class I Shares, Class Ite Shares, Class S Shares and Class Ste Shares.

“Operating Expenses” means fees, expenses and liabilities incurred in connection with affairs of the Company generally or any Series, including its pro rata share of costs, expenses and liabilities incurred by any Intermediate Entities, including, without limitation: (a) the Organizational and Offering Expenses; (b) the Management Fee; (c) any taxes and governmental charges imposed on the Company generally or any Series; (d) costs of obtaining expenses incurred in connection with any tax audit, investigation, settlement or review of the Company generally or any Series; (e) fees, costs and expenses (including qualifying out-of-pocket travel expenses) for and/or relating to attorneys, accountants, an administrator, auditors, administrative agents, paying agents, depositaries, advisors (including tax advisors and senior advisors), prime brokers, deal finders, consultants, custodians, investment bankers, operating partners, the transfer agent, service providers affiliated with I Squared and certain other third-party service providers or professionals; (f) valuation costs (including all fees, costs and expenses incurred in connection with establishing, implementing, monitoring and/or measuring the impact of sustainability policies and programs with respect to the Company generally, any Series or their Infrastructure Assets or prospective Infrastructure Assets, including without limitation all fees, costs, and expenses incurred in connection with tracking tools, climate risk assessments and any other assessments, measurements, advice or reports conducted as part of implementing, monitoring and maintaining the Manager’s responsible infrastructure acquisition strategy and its sustainability policies and procedures with respect to the Company generally, any Series or their Infrastructure Assets or prospective Infrastructure Assets or otherwise designed to promote or evaluate the Company’s (generally), any Series’ or their Infrastructure Assets’ or prospective Infrastructure Assets’ achievement of sustainability objectives); (g) expenses relating to the administrative, governance, accounting, technology and/or technology related services and compliance-related matters and regulatory filings relating to the activities of the Company generally or any Series or that are otherwise necessary for the operation of the Company generally, any Series and their Infrastructure Assets (including, without limitation, (i) expenses relating to the preparation and filing of the PPM, Form 10, reports (including the Exchange Act reports), disclosures, notifications and other correspondence to be filed with the SEC on behalf of the Company generally or any Series or in connection with the laws and/or regulations of jurisdictions in which the Company generally, any Series and their Infrastructure Assets engage in activities and any related regulations, or the laws and/or regulations of jurisdictions in which the Company generally or any Series engages in activities) and/or any other regulatory filings, notices or disclosures of the Manager and/or its Affiliates relating to the Company generally, any Series and their activities, compensation of the Independent Directors and preparing materials and coordinating materials of one or both Series Boards, and (ii) expenses relating to the Freedom of Information Act (FOIA) requests; (h) notices required by the Company generally or any Series pursuant to Section 11.2 and Section 19.2 and other related reporting obligations of the Company generally or any Series and the maintenance of the books and records of the Company generally or any Series, depositary, safekeeping and other professional fees, costs, expenses, retainers and/or other payments; (i) brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, investment banking fees, arranger fees, clearing and settlement charges and other acquisition costs, fees and expenses actually incurred in connection with making, holding, settling, sourcing, structuring, negotiating, financing, refinancing, pledging, monitoring or disposing of actual and potential Infrastructure Assets or investments (including, without limitation, any costs and expenses arising from any foreign exchange or other currency transactions); (j) the cost and expenses incurred in connection with the negotiation and establishment of the credit facilities, guarantees and other financing or credit support obligations (including interest, fees and related legal expenses and arrangements), bank fees, and expenses of loan servicers, loan administrators and other service providers; (k) fees, costs and expenses related to the organization or maintenance of any Intermediate Entities, including without limitation, any travel expenses, including chartered or first class travel and other related air travel administrative fees and expenses, provided that any such chartered air travel shall only be charged as an Operating Expenses (otherwise the first-class air travel equivalent cost will be charged) if such chartered air travel is used when commercial air travel is not practically feasible under the circumstances from a health, safety or destination perspective (as determined by the Manager) (such expenses, the “Travel Expenses”), and accommodation expenses related to such person and the salary and benefits of any personnel (including personnel of the Manager or its Affiliates) reasonably necessary and/or advisable for the maintenance and operation of such person, or other overhead expenses in connection therewith; (l) expenses associated with compliance by the Company generally or any Series with applicable laws and regulations; (m) expenses and fees associated with any third-party advisory committees, the Audit Committee, one or both Series Boards, and any independent representatives of I Squared and any meetings of, or conferences with, the Members (including, without limitation, (i) the Travel Expenses, and fees related to accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with meetings of one or both Series Boards (including such fees, costs and expenses incurred with respect to non-Independent Directors) and (ii) the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, one or both Series Boards); (n) expenses associated with auditing, research, reporting, printing, publishing and technology-related services, including, without limitation, news and quotation equipment and services (including other notices and communications), preparation of periodic reports and financial or other related statements, tax returns, IRS Schedule K-1s and any other communications or notices relating to the Company generally or any Series; (o) technology and technology-related expenses, including, without limitation, expenses of technology-service providers and related software/hardware and market data and research used in connection with the Company’s or any Series’ acquisition and operational activities, as well as technology expenses relating to the oversight and management of the Company generally, any Series and their Infrastructure Assets, including data aggregation in respect of Infrastructure Assets; (p) costs, fees and expenses associated with responding to information requests from the Members and other persons; (q) expenses relating to the maintenance of any website, data room or communication medium used in relating to the Company generally or any Series (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties); (r) expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters; (s) all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring, financing and disposing of Infrastructure Assets (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including Travel Expenses and other similar costs and any costs and expenses in connection therewith, including other related expenses and any expenses related to attending retail, trade association and/or industry meetings, conferences or similar meetings (including with prospective Infrastructure Assets or other similar companies and any other matters related to the Company’s business) and any other costs and expenses associated with the Intermediate Entities); (t) the costs and expenses of any investigation, litigation (including discovery requests), arbitration or settlement involving the Company generally, any Series or entities in which the Company generally or any Series holds an Infrastructure Asset or otherwise relating to such Infrastructure Asset and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any other extraordinary expenses of the Company generally or any Series, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Company generally or any Series, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law; (u) expenses of dissolving, winding up, liquidating and ultimately terminating the Company generally, any Series or any Intermediate Entities (including fees payable to service providers engaged to complete the liquidation of the Company generally or any Series, if any); (v) expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by the Members admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne directly by the Company generally or any Series); provided that neither the Company generally nor any Series shall bear fees or expenses payable to placement support agents who introduce the Company generally or any Series to placement agents or financial intermediaries; (w) fees, costs, expenses and compensation for (i) the employees of the Manager or its Affiliates (including, but not limited to, salary, benefits and bonus which may be in the form of Performance Participation Allocation or similar incentive equity (as applicable)) and (ii) tax services (e.g., tax compliance, tax oversight and tax structuring), legal, hedging and currency management and transfer pricing services to the Company generally or any Series in each case as such fees, costs, expenses and compensation are allocable to the Company generally or any Series, as applicable, and at rates believed by the Manager to be fair to the Company generally and/or such Series, as applicable, and commercially reasonable, related to oversight functions and support services provided by the employees of the Manager, I Squared or its Affiliates arising from, or incurred in connection with, the Company’s (generally) or any Series’ reporting, accounting, administration and valuations; (x) expenses incurred in complying with this Agreement and the governing agreements of any intermediate entity, as well as the out-of-pocket expenses incurred in connection with any amendments to this Agreement or the governing documents (including any exhibits or annexes thereto) of any Intermediate Entities, any amendments or modifications to I Squared’s or the valuation policy and procedures of the Company generally or any Series, any transfer or redemption of Shares (to the extent not reimbursed by the parties to any such transfer or redemption); and (y) the allocable share of the Broken Deal Expenses of the Company generally or any Series. In determining the amount of Operating Expenses that may be fairly allocable to the Company generally, any Series and to any I Squared Vehicles that may participate in joint ventures with the Company generally or any Series, the Manager and its affiliates will take into account such factors as they deem appropriate, including, for example, capital of the Company generally, the applicable Series and applicable I Squared Vehicles, the amount of capital historically held or remaining in a particular holding or similar holdings, the aggregate NAV of the Company generally, the applicable Series and applicable I Squared Vehicles and the percentage of similar acquisitions in which the Company generally, the applicable Series or applicable I Squared Vehicles have historically participated. For the avoidance of doubt, any fees, costs and expenses related to the provision of products and services within the definition of Operating Expenses that are provided by service providers affiliated with I Squared will be borne by the Company generally and/or the Series.

“Organizational and Offering Expenses” means all fees, costs and expenses incurred in connection with the organization of the Company generally and the Series, their pro rata share of fees, costs and expenses incurred with the organization of any Intermediate Entities and all fees, and fees, costs and expenses incurred in connection with the offering of the Shares, including, without limitation, related legal and accounting fees, printing costs, expenses associated with initial registrations, or any similar regime in other jurisdictions, travel, accommodation and other out-of-pocket expenses.

“Original Agreement” is defined in the recitals.

“Original Series I Series Agreement” is defined in Section 1.2.

“Original Series II Series Agreement” is defined in Section 1.3.

“Partnership Representative” is defined in Section 9.9(a).

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing the number of Shares of a certain Series owned by a Member by the total outstanding Shares of such Series owned by all Members of such Series. If specifically provided, the determination of a Member’s Percentage Interest may be made on a Class-by-Class basis by dividing the number of Shares of a particular Class owned by a Member by the total outstanding Shares of such Class owned by all Members or on a Series-by-Series basis by dividing the number of Shares of a particular Series owned by a Member by the total outstanding Shares of such Series owned by all Members.

“Performance Participation Allocation” means the performance participation allocation to be received by I Squared from Series II equal to 12.5% of the Total Return attributable to Investor Shares subject to a 5.0% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each term defined herein). Such allocation will be measured and allocated or paid annually and accrued monthly (subject to pro-rating for partial periods). Such Performance Participation Allocation is calculated based on transactional NAV, which is used to determine the price at which a Series sells and redeems Shares. The Class E Shares and Class Ete Shares will not bear any Performance Participation Allocation, and as a result, it is an expense specific only to Investor Shares at the rates specified herein, which will result in the dilution of Investor Shares in proportion to the fees charged to different types of Investor Shares. To avoid duplication, Series I Shares will bear their proportional share of the Performance Participation Allocation indirectly based on their proportional interest in the same class of Series II Shares directly subject to such Performance Participation Allocation.

Specifically, promptly following the end of each Reference Period, I Squared is allocated a Performance Participation Allocation in an amount equal to:

●	First, if the Total Return with respect to Investor Shares for the applicable period exceeds the sum, with respect to such relevant type of Shares, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to I Squared equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to I Squared with respect to such type of Shares pursuant to this clause (any such amount, the “Catch-Up”); and

●	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

I Squared will be allocated a Performance Participation Allocation with respect to all Investor Shares that are redeemed in connection with redemptions of Shares in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such Shares were outstanding, and proceeds for any such Share redemptions will be reduced by the amount of any such Performance Participation Allocation.

I Squared may elect to receive the Performance Participation Allocation in cash, Class E Shares, other forms of beneficial ownership in any Intermediate Entities, or any other share class of the Series in its sole discretion. If the Performance Participation Allocation is paid in Class E Shares, such Shares may be redeemed at I Squared’s request and are subject to the redemption limitations of the Share Redemption Program.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

“Plan” means any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) insurance general account whose assets are deemed to include assets subject to Title I of ERISA or Section 4975 of the Code under ERISA or the regulations promulgated thereunder, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii) or (iii) pursuant to ERISA or otherwise.

“Portfolio Company Service Providers” means an Infrastructure Asset of any Series or portfolio company of an I Squared Vehicle engaged by the Company generally or any Series and its Infrastructure Assets to provide some or all of the following services: (a) management services with respect to an Infrastructure Asset (i.e., management of operational services); (b) operational services with respect to an Infrastructure Asset (i.e., general management of an Infrastructure Asset’s day to day operations); (c) transaction support services with respect to actual or potential acquisitions (including, without limitation, managing relationships with brokers and other potential sources of acquisitions, identifying and sourcing potential acquisitions, coordinating with investors, assembling relevant information, conducting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, coordination of design and development activities, assistance with due diligence, marketing and distribution, overseeing brokers, lawyers, accountants and other advisors, providing in-house legal and accounting services, assistance with due diligence, preparation of project feasibilities, site visits and transaction consulting); (d) corporate support services (including, without limitation, accounts payable, accounting/audit (including valuation support services), account management, insurance, procurement, placement, brokerage, consulting, cash management, finance/budget, corporate secretarial services, data management, directorship services, domiciliation, human resources, information technology/systems support, internal compliance/KYC, judicial processes, legal, operational coordination (i.e., coordination with joint ventures partners), risk management, reporting, tax, tax analysis and compliance (e.g., CIT and VAT compliance), transfer pricing and internal risk control, treasury and valuation services); and (e) loan servicing and management (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans, administrative services, and cash management).

“PPM” means the Company’s Confidential Private Placement Memorandum.

“Principal Committee” means the committee consisting of at least two (2) members, consisting of officers of the Company or Directors who shall be appointed by the Series II Board from time to time. As of the date hereof, the Principal Committee shall consist of Walid Chammah and Brian Collett. The Series II Board may appoint additional members of the Principal Committee, as well as remove any existing members from time to time in its discretion.

“Private Offering” means a continuous private offering of Shares on a monthly basis to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D and Regulation S.

“Profit” for any period means all items of Company or Series income and gain for such period determined according to Section 8.3.

“Reference Period” means the applicable year beginning on October 1 and ending on September 30 of the next succeeding year; provided, that the initial Reference Period shall be the period from July 1, 2025 to September 30, 2026.

“Registration Statement” means the Company’s registration statement on Form 10 filed with the SEC on April 14, 2025, as amended from time to time.

“Regulated Broker-Dealer” means a U.S. registered broker-dealer or a non-U.S. equivalent thereof.

“Regulated Broker-Dealer Fees” means any placement, underwriting, syndication, solicitation, arranger, dealer-manager, brokerage or other fees, including discounts, commissions and concessions, paid to a Regulated Broker-Dealer for Regulated Broker-Dealer Services.

“Regulated Broker-Dealer Services” means services rendered by a Regulated Broker-Dealer in connection with the offer, sale, placement, underwriting, syndication, arrangement, structuring, restructuring, purchase, redemptions or exchange of securities or financing, or the effectuation of any securities or financing transactions.

“Regulatory Allocations” is defined in Section 9.3(e).

“SEC” means U.S. Securities and Exchange Commission.

“Second A&R Agreement” is defined in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Advisors” means the individuals providing advisory services to I Squared or any of its Affiliates, investment funds, vehicles and accounts sponsored by I Squared or any of its Affiliates and the portfolio companies of such funds, vehicles and accounts and who are designated as “Senior Advisors” by I Squared.

“Series” is one or more protected or registered series of limited liability company interests in the Company within the meaning of Sections 18-215(b) or 18-218 of the Act, including each of Series I and Series II.

“Series Agreement” is defined in Section 3.4(a).

“Series Board” means the Series I Board and/or Series II Board, as context requires.

“Series Member” means any Person admitted as an additional member of the Company associated with a Series or a substitute member of the Company associated with a Series pursuant to the provisions of this Agreement, and accepted by the applicable Series Board shall become a “Series Member” of that Series, but not of the Company generally, or of any other Series. A Series Member may be a Member of one or more Series.

“Series I” means ISQ Open Infrastructure Company LLC – Series I, a registered series of limited liability company interests in the Company.

“Series I Agreement” is defined in Section 1.2.

“Series I Board” means the board of directors of Series I.

“Series I Controlling Shareholder” means ISQ Holdings and any other Person admitted as an additional member of the Company associated with Series I and designated as the substitute Series I Controlling Shareholder pursuant to the provisions of this Agreement. As of the date of this Agreement, the only Series I Controlling Shareholder is ISQ Holdings. For the avoidance of doubt, the Series I Controlling Shareholder is a member of the Company associated with Series I within the meaning of Section 18-101(13) of the Act. At any time when the Series I Controlling Shareholder does not hold any Shares, the Series I Controlling Shareholder shall continue to be a member of the Company associated with Series I within the meaning of Section 18-101(13) of the Act that has no interest in the profits, losses and capital of the Company generally or any Series and has no right to receive any distributions of assets of any Series. As of the date hereof, the Series I Controlling Shareholder does not hold any Shares.

“Series I Certificate of Registered Series” is defined in Section 1.2. “Series II” means ISQ Open Infrastructure Company LLC – Series II. “Series II Board” means the board of directors of Series II.

“Series II Certificate of Registered Series” is defined in Section 1.3.

“Series II Controlling Shareholder” means the Cayman Blocker and any other Person admitted as an additional member of the Company associated with Series II and designated as the substitute Series II Controlling Shareholder pursuant to the provisions of this Agreement. As of the date of this Agreement, the only Series II Controlling Shareholder is the Cayman Blocker. For the avoidance of doubt, the Series II Controlling Shareholder is a member of the Company associated with Series II within the meaning of Section 18-101(13) of the Act.

“Series Dissolution/Termination Event” is defined in Section 18.2(a).

“Service Costs” means any amounts paid to the Manager or any of its Affiliates (or any of their respective employees or agents) by an Infrastructure Asset or any Person through which any Series invests in an Infrastructure Asset for local administration or management services related to such Infrastructure Asset or Person that (i) are determined by the Manager, acting in good faith, to be reasonably necessary in order to achieve beneficial legal, tax or regulatory treatment with respect to the relevant an Infrastructure Asset and (ii) would otherwise be payable to a third-party for such services.

“Servicing Fee” means any applicable shareholder servicing fee and distribution fee in respect of the Shares, payable monthly, as set forth in the PPM from time to time.

“Share Redemption Program” means the Share Redemption Program, attached hereto as Schedule A, as amended, modified, revised or restated from time to time.

“Shares” is defined in Section 7.1(a). Shares may be Investor Shares or I Squared Shares, including shares of any Class to be authorized and issued in the future.

“Similar Law” means any U.S. or non-U.S. federal, state, local or other law, regulation or established policy that could cause the underlying assets of any Series to be treated as assets of a Member by virtue of its Shares and thereby subject the Company generally or any Series and such Persons of the Company generally or any Series responsible for the operation of the Company generally or any Series and/or allocation of the assets of any Series (as contemplated under this Agreement) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Approval” means approval by a majority of the Independent Directors of the Series I Board (with respect to matters pertaining to Series I) or the Series II Board (with respect to matters pertaining to Series II or to the Company generally), as applicable, which each may include the approval of the Audit Committee.

“Subscription Agreement” means the document that a Person who buys Shares must execute and deliver with full payment for the Shares; provided, however, that an I Squared Member may not be required to execute and deliver a Subscription Agreement in connection with such I Squared Member’s acquisition of I Squared Shares.

“Subsidiary” means, with respect to any Person, either (i) any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person or (ii) a partnership of which such Person, or a Subsidiary of such Person, is a general partner, and a limited liability company of which such Person, or a Subsidiary of such Person, is a managing member.

“Substitute Member” means any Assignee of Shares who is admitted as a Member pursuant to Section 10.3 of this Agreement.

“Termination Fee” means an amount equal to three (3) times the sum of (i) the average annual Management Fee earned by the Manager and (ii) the average annual Performance Participation Allocation received by I Squared during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination of the Management Agreement.

“Total Return” with respect to any Investor Shares for any period since the end of the prior Reference Period shall equal the sum of:

i. all distributions accrued or paid (without duplication) on such Investor Shares outstanding at the end of such period since the beginning of the then-current Reference Period; plus

ii. the change in aggregate NAV of such Investor Shares since the beginning of the Reference Period before giving effect to (x) changes resulting solely from the proceeds of issuances of the Investor Shares, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable expenses for the Servicing Fee (including any payments made to the Series for payment of such expenses).

For the avoidance of doubt, the calculation of the Total Return will (i) include any appreciation or depreciation in the NAV of Investor Shares issued during the then-current Reference Period, (ii) treat any withholding tax on distributions paid by or received by the Series as part of the distributions accrued or paid on Investor Shares, (iii) exclude the proceeds from the initial issuance of such Shares and (iv) exclude any taxes (whether paid, payable, accrued or otherwise) of any Intermediate Entities, and may be calculated without taking into account certain deferred tax liabilities of such intermediate entities, as determined in the good faith judgment of the Manager.

“Travel Expenses” means chartered or first class travel and other related air travel administrative fees and expenses, provided that any such chartered air travel shall only be charged as an Operating Expense (otherwise the first-class air travel equivalent cost will be charged) if such chartered air travel is used when commercial air travel is not practically feasible under the circumstances from a health, safety or destination perspective (as determined by the Manager).

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“US GAAP” means the accrual method of accounting in accordance with accounting principles generally accepted in the United States.

ARTICLE III

POWERS AND PURPOSE; SERIES

Section 3.1 Purpose. The purpose of the Company and each Series is to (i) own and control joint ventures that hold a portfolio of global infrastructure assets and businesses, and (ii) engage in such other lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined with respect to a Series by the applicable Series Board from time to time. The Company and each Series intends to operate their business in a manner permitting it to maintain its exclusion from registration under the Investment Company Act, and, notwithstanding anything in this Agreement, each Series Board is authorized to cause the applicable Series to take any action in connection with maintaining such exclusion without the consent of any other Person.

Section 3.2 No State Law Partnership. The Company is a Delaware limited liability company, and each Series will be treated as a partnership only for U.S. federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than U.S. federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that each Series shall be treated as a partnership for U.S. federal and, if applicable, state income tax purposes, and each Member and each Series shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment; provided, however, the Manager may, in its sole discretion and without the consent of any other Person, cause a Series to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes and, if applicable, state income tax purposes.

Section 3.3 Authority.

(a) By executing a Subscription Agreement and subscribing for Shares or otherwise agreeing to be bound by this Agreement, each Member agrees to be bound by the terms of this Agreement, any applicable Series Agreement and any amendments or supplements thereto or cancellations thereof and authorizes and appoints with full power of substitution as such Member’s true and lawful agent and attorney-in-fact, with full power and authority in such Member’s name, place and stead, the Manager, the Company and each Series, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction:

(i) any and all certificates, instruments, agreements or other documents, whether related to this Agreement, any applicable Series Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including any Substitute Member);

(ii) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(iii) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company generally or any Series is doing or intends to do business or that one or both Series Boards or the Manager deems necessary or advisable;

(iv) any certificate of dissolution or cancellation of the Certificate and/or certificate of cancellation of certificate of registered series with respect to any Series that may be reasonably necessary to effect the termination of the Company or any Series;

(v) any instrument or papers required to terminate the business of the Company generally and/or any Series pursuant to Article XVIII hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 11.9, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose;

(vi) all ballots, consents, approvals, waivers, certificates, documents and other instruments that one or both Series Boards determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 11.9 or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any Class of Shares required to take any action, the Manager, the Company and each Series, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such Class of Shares; and

(vii) all elections, in its sole discretion, for U.S. federal, state, local and non-U.S. tax matters in respect of, or on behalf of, the Company or any Series.

(b) Nothing contained in this Section 3.3 shall be construed as authorizing the Manager, the Company or any Series, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement except in accordance with Article XVII or as may be otherwise expressly provided for in this Agreement.

(c) The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each Member hereby agrees to be bound by any representation made by the Manager, the Company or the Series, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and each Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, the Company or any Series, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Section 3.3.

(d) Each Member hereby agrees to execute and deliver to the applicable Series Board promptly after receipt of its written request therefore, such other and further statements of interest and holdings, designations, powers of attorney and other instruments that the applicable Series Board deems necessary to comply with any laws, rules or regulations relating to the Company’s or any Series’ activities.

Section 3.4 Series.

(a) Each of Series I and Series II has previously been formed as a registered series of limited liability company interests in the Company within the meaning of Section 18-218 of the Act. The terms of each Series shall be as set forth in this Agreement and in a separate “Series Agreement” of such Series (each, a “Series Agreement”), as set forth in Exhibit A attached hereto with respect to Series I and as set forth in Exhibit B attached hereto with respect to Series II and, with respect to any other Series, substantially in the form of Exhibit C attached hereto, but with such changes therein and/or amendments thereto, as the applicable Series Board with respect to the applicable Series in its sole discretion and without the consent of any Member or any other Person, may determine from time to time. Each Series Agreement may be amended in accordance with its terms. The terms and provisions of a Series Agreement may have the effect of altering, supplementing or amending the terms and provisions hereof with respect to the related Series. To the extent that any of the terms or provisions of a Series Agreement conflict with any of the terms or provisions of this Agreement, the terms or provisions of such Series Agreement shall control with respect to the applicable Series and the Members associated with such Series.

(b) The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets of such Series only and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of such Series. Notwithstanding the foregoing, a Series may agree to be liable, including jointly and severally liable, for the obligations of one or more other Series. It is the intent of the parties hereto that the Company shall not acquire assets or incur liabilities or other obligations unless they are acquired or incurred on behalf of a Series and not with respect to the Company generally. In furtherance of the foregoing, the Series II Board may allocate any assets, debts, liabilities, expenses or other obligations of the Company acquired or incurred by the Company generally among each Series in such percentages and proportions as the Series II Board may determine in its sole discretion.

(c) The records maintained for each Series shall account for the assets associated with such Series separately from the other assets of the Company, or any other Series, and assets associated with a Series may be held, directly or indirectly, including in the name of such Series, in the name of the Company, through a nominee or otherwise.

(d) Records maintained for a Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such Series separately from the other assets of the Company or any other Series.

(e) The Series I Controlling Shareholder indirectly holds an interest in Series II through the Cayman Blocker, which in turn directly holds an interest in, and has been admitted on the date hereof to the Company as a member of the Company associated with, Series II. When any Shares of Series I are issued, the Series I Controlling Shareholder agrees that it will contemporaneously cause the Cayman Blocker to acquire the corresponding Class of Shares in Series II in an amount equal to the number of such Shares of Series I being issued. For the avoidance of doubt, the Company generally will have no ability to direct the activities, business or management of any Series, nor will the Company generally have any right to create any policies on behalf of any Series.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The name of the registered agent at such address is Corporation Service Company. The address of the principal office and place of business of the Company is 600 Brickell Avenue, PH, Miami, Florida 33131 (or at such other address as determined by the Series II Board with notice to the Members). The Company may have such other offices or places of business as the Series II Board may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Powers.

(a) The Series II Board shall be vested with the authority to manage the business and affairs of the Company generally, including as needed to (i) make any filings with or submissions to any governmental or regulatory body; (ii) establish or form, as applicable, additional Series; and (iii) cause the Company to enter into agreements in which the Company is the sole counterparty, including with third-party and affiliated service providers to the Company. For the avoidance of doubt, the Company generally will have no ability to direct the activities, business or management of any Series, once created, nor will the Company generally have any right to create any policies on behalf of any Series once created.

(b) Except as otherwise expressly provided in this Agreement, each Series Board shall have complete and exclusive discretion to manage the business and affairs of that respective Series, and each Series Board is authorized to and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, policies and business of the applicable Series. No Member, by reason of its status as such, shall have any authority to act for or bind the Company generally or any Series but shall have only the right to vote on or approve the actions specified herein to be voted on or approved by the Members or a specified Class or Classes thereof (if such Member owns Shares of that Class or Classes) or Members associated with a specified Series (if such Member is associated with such Series) or, to the extent not inconsistent with this Agreement, in the Act.

(c) The Company shall have such officers as are provided for in Article VI. As set forth in Section 6.1(c), any officer of the Company shall also be an officer of each Series. The Series II Board may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company generally or Series II or the performance of services for or on behalf of the Company generally or Series II as it shall determine in its sole discretion. The Series I Board may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of Series I or the performance of services for or on behalf of Series I as it shall determine in its sole discretion. A Series Board may delegate to the Manager, the Principal Committee (or a member thereof), any officer of the Company or the Manager, or to any such other Person such authority to act on behalf of the applicable Series, as the Series Board may from time to time deem appropriate in its sole discretion.

(d) Except as otherwise provided by a Series Board, as applicable, when the taking of such action has been authorized by a Series Board, any Director of the Series, officer of the Company or the Manager, or any other person specifically authorized by the applicable Series Board may execute any contract or other agreement or document on behalf of the Company generally or on behalf of the applicable Series and may execute on behalf of the Company generally or such Series, as applicable, and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

(e) In the case of an ambiguity in the application of any of the provisions of this Agreement or any definition contained herein, a Series Board may determine the application of the provisions of this Agreement with respect to any situation based on the facts known to it. In the event any section of this Agreement requires an action and this Agreement fails to provide specific guidance with respect to such action, the Series II Board may determine the action to be taken so long as such action is not contrary to any express provisions herein.

Section 5.2 Number and Classification; Director Agreement.

(a) Initially, each Series Board has six (6) members (the “Directors”), including three (3) Independent Directors and three (3) non-Independent Directors, appointed by the applicable Controlling Shareholder. At least half of the Directors of each of the Series Boards will be Independent Directors except for a period of up to sixty (60) days after the death, disability, resignation or removal of an Independent Director pending the appointment of such Independent Director’s successor. The number of Directors of a Series Board may be increased or decreased from time to time by the applicable Controlling Shareholder in its sole discretion. A Controlling Shareholder has additional authority over the number of Directors on the applicable Series Board, as provided in Section 7.3(b). Each Director shall have the powers and authority of “managers” under the Act with respect to the applicable Series (and, with respect to a Director that is a member of the Series II Board, a “manager” under the Act with respect to the Company generally); provided that, notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution duly taken, an individual Director may not bind the Company generally or any Series.

(b) The names of the Directors are set forth in the books and records of the Company. In addition to the books and records of the Company, the names of the Directors as of the date hereof are set forth on Schedule C attached to this Agreement. Schedule C attached to this Agreement shall be updated as appropriate from time to time by the Manager, any Director or any officer of the Company to reflect the current composition of the Series Boards and such an update shall not constitute an amendment to this Agreement.

(c) Subject to Section 5.2(a), each of the Controlling Shareholders may increase the number of Directors of the applicable Series Board, fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the applicable Series Board and impose, modify, waive or remove any restrictions (age-related or otherwise) on the eligibility of persons to serve as a Director on the applicable Series Board. Unless otherwise determined by a Controlling Shareholder with respect to the applicable Series Board, Directors attaining age 75 must submit their resignation on or before such date and, effective upon acceptance and ratification by the applicable Controlling Shareholder, shall be removed as a Director of the applicable Series Board. Any and all vacancies on a Series Board may be filled by the applicable Controlling Shareholder.

(d) Except as otherwise provided by law or by this Agreement, Directors shall hold office until their successors are elected and duly qualified or until their earlier death, disability, resignation or removal.

Section 5.3 Committees.

(a) Except as expressly set forth in this Agreement, each Series Board may, by resolution or resolutions passed by a majority of the then total number of members of the Series Board designate one or more committees, each committee to consist of one or more of the Directors, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to applicable law and this Agreement, the powers and authority of the applicable Series Board. A majority of all the members of any such committee present in person or represented by proxy shall constitute a quorum for the transaction of business by the committee. A majority of all the members of any such committee present in person or represented by proxy at a meeting at which a quorum exists may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the applicable Series Board shall otherwise provide. A Series Board shall have the power to change the members of any such committee of the applicable Series at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. A Series Board may designate one or more Directors of the applicable Series as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present or represented by proxy at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the applicable Series Board, to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the applicable Series, when required.

(b) Each of the Series Boards shall have an Audit Committee. Such committee shall have and exercise such power and authority as the applicable Series Board, as applicable, shall specify from time to time. Upon consideration of the independence criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 303A of the NYSE Listed Company Manual, in each case, including any amendments, replacements or successors thereto, each Director that is a member of such committee shall be an Independent Director and independent for service on the Audit Committee. Each Director that is a member of such committee shall be “financially literate” pursuant to the requirements of Section 303A.07 of the NYSE Listed Company Manual, including any amendments, replacements or successors thereto.

Section 5.4 Resignation or Removal.

(a) Any Director of a Series Board may resign at any time by giving notice of such Director’s resignation in writing (whether by electronic transmission or otherwise) to the Chairman of the applicable Series Board or the Secretary of the applicable Series Board. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Notwithstanding anything in this Agreement or other agreement, document or understanding to the contrary, any Director of a Series, or a Series Board (in its entirety), may be removed from office at any time, with or without cause, by the applicable Controlling Shareholder without the consent of the applicable Series Board or any other Person.

Section 5.5 Meetings; Chairman, Vice Chairman and Secretary. A Series Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of a Series Board may be held without notice at such time and at such place as shall from time to time be determined by the Series Board. Special meetings of a Series Board may be called by any Chairman of the applicable Series Board, or, in the absence of a Chairman of the applicable Series Board, by any Director of the applicable Series Board, on at least 24 hours’ (or less in times of emergency) notice to each Director of the applicable Series Board, either personally or by telephone or by mail, email, telegraph, telex, cable, wireless or other form of electronic transmission or communication at such time and at such place as shall from time to time be determined by the applicable Series Board. Notice of any such meeting need not be given to any Director of the applicable Series Board, however, if waived by such Director in writing (whether by mail, email, telegraph, telex, cable, wireless, other form of electronic transmission or communication), or if such Director shall be present at such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Directors of a Series Board may participate in a meeting (including in a remote meeting) of the applicable Series Board or any committee thereof in person or by proxy granted to another Director of the applicable Series Board. Any such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by law. A Series Board may appoint a “Chairman,” “Vice Chairman” and “Secretary” of the applicable Series Board, who shall have the powers and perform such duties as provided in this Agreement and as the applicable Series Board may from time to time prescribe. At each meeting of a Series Board, any Chairman or, in the absence of a Chairman, a Director chosen by a majority of the Directors present in person or represented by proxy, shall act as chairman of the meeting. In case the Secretary of a Series Board shall be absent from any meeting of the applicable Series Board, a Director or officer of the applicable Series chosen by a majority of the Directors of the applicable Series present in person or represented by proxy shall act as secretary of the meeting.

Section 5.6 Remote Meeting. Members of the applicable Series Board or members of any committee designated by the applicable Series Board, may participate in meetings of the applicable Series Board, or any committee thereof, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 5.7 Compensation. A Series Board shall have the authority to fix the compensation of Directors of the applicable Series Board or to establish policies for the compensation of Directors of the applicable Series Board and for the reimbursement of expenses of Directors of the applicable Series, in connection with services provided by Directors to the applicable Series. The Directors may be paid their expenses, if any, of attendance at meetings of the applicable Series Board, and may be paid a fixed sum for attendance at each meeting of the applicable Series Board, or a stated salary as Director of the applicable Series Board. Payment of any compensation of Directors may be in cash, shares, interests or other forms of beneficial ownership in any Intermediate Entities and/or in Shares, in the discretion of the applicable Series Board. No such payment shall preclude any Director from serving the Company or a Series in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, or their service as committee members may be compensated as part of their stated salary as a Director.

Section 5.8 Quorum; Adjournment. Subject to Section 5.10, at all meetings of a Series Board, a majority of the then total number of Directors of a Series Board present in person or represented by proxy shall constitute a quorum for the transaction of business and, except as otherwise provided by law, or this Agreement, the act of a majority of the then total number of Directors (including action by proxy) of the applicable Series Board shall be the act of such Series Board,. If a quorum shall not be present at any meeting of the applicable Series Board, the Directors present in person or represented by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall exist.

Section 5.9 Conflicts of Interest. Subject to Section 15.1, if a Director of a Series Board elects to abstain from voting on any matter in which he or she has a conflict of interest, the vote of a majority of the then total number of Directors of the applicable Series Board, who have not so abstained shall be the act of the applicable Series Board.

Section 5.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting by a Series Board, or any committee thereof, as the case may be, may be taken without a meeting, without prior notice and without a vote if a consent thereto is signed or transmitted electronically, as the case may be, by all non-abstaining members of the applicable Series Board or of such committee, as the case may be. After any such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the applicable Series Board, or such committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE VI
OFFICERS

Section 6.1 Officers.

(a) The officers of the Company shall include a “Chief Executive Officer” who shall be appointed by the Series II Board, and who shall hold office for such terms as shall be determined by the Series II Board or until his or her earlier death, resignation, retirement, disqualification or removal. Any other officer of the Company shall be selected and designated pursuant to Section 6.1(b). In addition to the books and records of the Company, the names of the officers as of the date hereof are set forth on Schedule D attached to this Agreement. Any vacancies occurring in any office of the Chief Executive Officer shall be filled by the Series II Board in the same manner as such officer is appointed pursuant to this Section 6.1(a). Any vacancies occurring in any other offices shall be filled pursuant to Section 6.1(b). An officer of the Company may be removed from office with or without cause at any time by the Series II Board.

(b) The Chief Executive Officer may, from time to time as he or she deems advisable, select and designate other officers of the Company and assign titles to any such Persons, including “President,” “Chief Investment Officer,” “Chief Operating Officer,” “Chief Financial Officer,” “General Counsel,” “Chief Legal Officer,” “Chief Administrative Officer,” “Chief Compliance Officer,” “Principal Accounting Officer,” “Vice President,” “Treasurer,” “Assistant Treasurer,” “Secretary,” “Assistant Secretary,” “General Manager,” “Senior Managing Director,” “Managing Director,” “Director” or “Principal.” Any vacancies occurring in any office other than the offices of Chief Executive Officer may be filled by the Chief Executive Officer in the same manner as such officers are appointed and selected pursuant to this Section 6.1.

(c) Unless otherwise determined by a Series Board with respect to the applicable Series, any Person designated or appointed as an officer of the Company, whether on or prior to the date hereof, by reason of filling a vacancy or otherwise, in accordance with Section 6.1(a) or (b) above shall also be an officer of each Series with the same title, authorities and duties with respect to each Series as such Person has with respect to the Company. To the extent a Person is removed or otherwise ceases to be an officer of the Company, such Person shall automatically cease to be an officer of each Series.

Section 6.2 Delegation of Duties. Unless determined otherwise by a Series Board with respect to the applicable Series Board, if a title is one commonly used for officers of a corporation incorporated under the DGCL, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. A Series Board may delegate to any officer of the applicable Series Board powers to the extent permitted by applicable law, including, with respect to the Series II Board, the power to bind the Company generally with respect to matters enumerated herein and, with respect to either Series, any applicable Series.

Section 6.3 Officers as Agents. The officers, to the extent of their powers set forth under applicable law or this Agreement or otherwise vested in them by action of the applicable Series Board, not inconsistent with applicable law or this Agreement, are agents of the Company generally and of each applicable Series, as applicable for the purpose of the business of the Company generally and of each applicable Series, as applicable, and the actions of the officers taken in accordance with such powers shall bind the Company generally and such applicable Series, as applicable.

ARTICLE VII

SHARES; CAPITAL CONTRIBUTIONS

Section 7.1 Shares.

(a) Other than the interests of the Series I Controlling Shareholder and the Series II Controlling Shareholder described herein, a Member’s Membership Interest in each Series shall be represented by the “Share” or “Shares” held by such Member. Each Share shall be a Membership Interest with respect to a Series. As of the date hereof, (i) the Class Dte Shares, the Class Ete Shares, the Class F-Dte Shares, the Class F-Ite Shares, the Class F-Jte Shares, the Class F-Ste Shares, the Class Ite Shares, the Class Jte Shares and the Class Ste Shares represent Membership Interests in Series I and (ii) the Class D Shares, the Class E Shares, the Class F-D Shares, the Class F-I Shares, the Class F-J Shares, the Class F-S Shares, the Class I Shares, the Class J Shares and the Class S Shares represent Membership Interests in Series II. The number of Shares of each Class outstanding are set forth in the books and records of the Company and of the applicable Series. Shares will be offered at an initial purchase price of $25 per Share for each Class of Investor Shares in the Initial Offering and thereafter on a monthly basis at NAV per Share (measured as of the end of the immediately preceding month). Notwithstanding any other provision of this Agreement, including Article XVII, Classes of Investor Shares shall be subject to Servicing Fees, distribution fees, dealer manager fees, commissions, other fees, and minimum investment requirements, as such terms may be determined by a Series Board with respect to the applicable Series from time to time in its sole discretion and as set forth in the PPM.

(b) Class E Shares and Class Ete Shares are not subject to the Management Fee or the Performance Participation Allocation. Subject to the terms of any Class Designation, any other Class of I Squared Shares established pursuant to this Agreement after the date hereof will not be subject to the Management Fee or the Performance Participation Allocation. The Series I Board may accept in-kind subscriptions for Class Ete Shares in its sole discretion. The Series II Board may accept in-kind subscriptions for Class E Shares in its sole discretion.

(c) For as long as this Agreement has not been terminated, I Squared may receive a Performance Participation Allocation in cash, Class E Shares and/or shares, interests or other forms of beneficial ownership in any Intermediate Entities.

(d) Following the Initial Offering Period, the Founder Investor Shares will no longer be offered. With respect to the Founder Investor Shares, the Management Fee will increase to 1.25% per annum after the first 36 months in which the Founder Investor Shares are offered. After the Initial Offering Period, the Founder Investor Shares shall be available only for investors or clients of a financial intermediary; provided that a Series Board with respect to the applicable Series may, without the consent of any other Person, waive or modify the foregoing requirement for certain investors in its sole discretion.

(e) The minimum initial investment is $10,000 for each Class of Shares and the minimum subsequent investment is $1,000 for each Class of Shares, except for additional purchases of Shares pursuant to the DRIP, which are not subject to a minimum purchase amount. Notwithstanding the foregoing, the minimum investment for each Class of Shares can be modified or waived by a Series Board with respect to the applicable Series in its sole discretion. Subject to any applicable minimum investment requirements, a Series Board with respect to the applicable Series may accept subscriptions for fractional Shares in its sole discretion.

(f) In accordance with the Management Agreement, and subject to separate agreement, the Manager may waive, reduce, modify or repay the Management Fees and Performance Participation Allocation with respect to certain Members.

Section 7.2 Establishment of New Classes; Authorized Shares.

(a) In addition to the Current Classes of Shares, a Series Board with respect to the applicable Series may, without the consent of any other Person, cause the applicable Series to (i) create additional Classes of Shares, including Investor Shares and I Squared Shares, having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing Classes of Shares), as the applicable Series Board shall determine, including, without limitation: (A) the right of any such Class of Shares to share in distributions from the applicable Series, as applicable; (B) the allocation to any such Class of Shares of items of income, gains, losses, deductions and credits with respect to the applicable Series, as applicable; (C) the rights of any such Class of Shares upon dissolution of the Company or the applicable Series (or, if such Series is a protected series, termination), as applicable and, (ii) issue Shares of any Class, including Investor Shares and I Squared Shares, for such consideration, if any, as the applicable Series Board may deem appropriate; provided, however, that a Series Board, with respect to the applicable Series, shall not effect any issuance of any additional Classes of Shares, including Investor Shares and I Squared Shares that would otherwise restrict (I) any rights, designations, preferences, powers or duties pari passu or senior to the rights, designations, preferences, powers or duties of the Controlling Shareholders (including, without limitation, those terms, rights, designations, preferences, powers and duties contemplated by Sections 5.2, 5.4, 6.1, 7.3, 11.1 and 11.8 of this Agreement), or (II) any voting rights different from voting rights granted to holders of any Class of Shares created and existing on the date hereof, without obtaining the prior written consent of the Controlling Shareholders. The Members understand and agree that, except as otherwise provided for in this Section 7.2(a) or any other section of this Agreement, rights afforded to any additional Class of Shares (including, without limitation, rights to distributions from any Series) may be senior to and result in a reduction and/or dilution in the rights of then outstanding Shares. In connection with the creation of any additional Class of Shares, a Series Board with respect to the applicable Series shall, without the consent of any other Person, approve a Class designation (a “Class Designation”) setting forth the terms of such Class of Shares (including identifying the Series, if any, in which such Class of Shares represents Membership Interests) and, notwithstanding Section 17.2, may, without the consent of any other Person, amend this Agreement to reflect the terms of such Class of Shares. Any such Class Designation shall be attached as an annex to this Agreement.

(b) Subject to Section 7.2(a), a Series Board with respect to the applicable Series may cause the Company or the applicable Series to issue any number of Shares of any Class, including I Squared Shares and Investor Shares, without the consent of any Person. Subject to the terms of any Class Designation and except as provided in Section 7.2(a), each Class of Investor Shares will have the same voting rights. Subject to Section 7.2(a), a Series Board (to the extent the applicable transaction involves the applicable Series) may, without the consent of any Person, including the holder of any Shares, cause any existing Shares to be converted into Shares of a new Class so long as the aggregate value based on the most recent available NAV per share of the converted Shares immediately following the conversion held by each Member whose Shares were converted is equal to or greater than the aggregate value based on the most recent available NAV per share of the Shares subject to the conversion held by each such Member immediately prior to the conversion; provided that such conversion does not have a material adverse effect on the rights or preferences of any Class of Shares in relation to any other Class of Shares. Subject to the foregoing, the terms of any such conversion shall be in the sole discretion of the applicable Series Board or Series Boards, as applicable, including, without limitation, (i) whether the conversion should apply to all of the Members, certain Members or any single Member, (ii) the Class or Classes of Shares subject to the conversion, including whether to convert any Shares to a Class of a different Series, (iii) the number of Shares subject to the conversion, and (iv) the Series involved in the conversion and whether or not the conversion will result in any Shares subject to the conversion being converted into Shares of a different Series. Notwithstanding anything in this Agreement, a Member whose Shares are the subject of any conversion pursuant to this Section 7.2(b) shall not cease to be a member of the Company associated with the applicable Series solely by reason of such conversion and upon such conversion shall continue as a member of the Company associated with the applicable Series.

Section 7.3 Capital Contribution by the Controlling Shareholders; Powers of the Controlling Shareholders.

(a) Subject to applicable law, neither ISQ Holdings nor Cayman Blocker shall have any obligation to make any capital contributions to the Company generally or to any Series, provided, however, ISQ Holdings and Cayman Blocker shall be permitted to make capital contributions or distributions, as applicable, to the Company generally or to any Series to the extent agreed by the Company, ISQ Holdings or the Cayman Blocker, as applicable.

(b) Without limiting any other provision of this Agreement that sets forth the right, preferences and powers of the Controlling Shareholders, the Controlling Shareholders shall have the following rights, preferences and powers independent of any holdings of any Class of Shares:

(i) to increase or decrease the number of Directors constituting the applicable Series Board in its entirety, as provided in Section 5.2(a);

(ii) to appoint and elect the Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the applicable Series Board, as provided in Section 5.2(c);

(iii) to remove any Director from office at any time, with or without cause, without the consent of the applicable Series Board, or any other Person, pursuant to Section 5.4; and

(iv) to call a special meeting of the Members, as provided in Section 11.1.

(c) Except for the Controlling Shareholders, no Member will have any rights, powers or preferences with respect to determining the number of Directors constituting an entire Series Board, or the appointment, election, or removal of any Directors of the applicable Series or officers of the Company.

(d) None of the Company, any Series, or any Series Board shall take any of the following actions without the consent of the applicable Controlling Shareholder, with respect to matters affecting the applicable Series:

(i) effect any issuance of any Class of Shares that otherwise restricts (I) any rights, designations, preferences, powers or duties pari passu or senior to the rights, designations, preferences, powers or duties of the Controlling Shareholders (including, without limitation, those rights, designations, preferences, powers and duties contemplated by Sections 5.2, 5.4, 6.1, 7.3, 11.1 and 11.8 of this Agreement), or (II) any voting rights different from voting rights granted to holders of any Class of Shares created and existing on the date hereof; or

(ii) make any amendment of this Agreement pursuant to Section 17.1 or Section 17.2.

Section 7.4 Additional Capital Contributions. Subject to applicable law and except as otherwise provided in this Agreement or any Class Designation or otherwise as agreed by the Company and such Member, no Member shall be required to make any Capital Contribution in addition to the purchase price paid for such Member’s Shares.

Section 7.5 Offering of Shares. Except as otherwise provided in this Agreement, a Series Board shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares with respect to the applicable Series and is hereby authorized and directed to do all things which the applicable Series Board, deems to be necessary, convenient, appropriate and advisable in connection therewith, including and the execution or performance of agreements with selling agents and others concerning the marketing of such Shares, all on such basis and upon such terms as the applicable Series Board, shall determine. The Class J Shares, Class Jte Shares, Class F-J Shares and Class F-Jte Shares will be offered only to certain investors that are clients of or otherwise have relationships with select financial intermediaries in the applicable Series Board’s sole discretion.

Section 7.6 Admission of Members.

(a) No action or consent by any Members shall be required for the admission of Members to a Series. Subscriptions will be accepted or rejected by a Series Board with respect to subscriptions to the applicable Series or an officer of the Company duly authorized by a Series Board, and, if rejected, all funds shall be returned to such subscribers. A Series Board with respect to a subscription to the applicable Series or an officer of the Company duly authorized by the applicable Series Board, may refuse to accept subscriptions for Shares and contributions tendered therewith for any or no reason whatsoever. For the avoidance of doubt, a Person who requests to be subscribed to the Company, must do so through subscribing to a Series and must be accepted by such Series’ Board in accordance with this Section 7.6 to become a “Series Member” of that Series, but no Member will be a member of the Company generally.

(b) A Person, other than a Person admitted to the Company associated with a Series in accordance with the next sentence of this Section 7.6(b), shall be admitted as a Member and shall automatically be bound by this Agreement and any applicable Series Agreement upon being admitted as a Member associated with the applicable Series and following (i) the execution by such Person of a Subscription Agreement or a counterpart thereof and (ii) such Person’s Subscription Agreement is accepted by the Company in the manner described therein. A prospective I Squared Member and certain other investors shall be admitted to the Company associated with the applicable Series, as a Class E Member or Class Ete Member, as applicable, following the execution by such Person of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and the Series Agreement of any applicable Series, which instrument may be a counterpart signature page to this Agreement or a Subscription Agreement; provided, however, that the substitution of a new Controlling Shareholder shall require the approval of the then-existing Controlling Shareholder.

(c) Notwithstanding anything in this Agreement, including Section 7.6(b), (i) ISQ Holdings hereby continues as a member of the Company and is hereby admitted as a member of the Company associated with Series I and (ii) the Cayman Blocker is hereby admitted as a member of the Company associated with Series II on the date hereof upon its execution of a counterpart signature page to this Agreement subject to Section 3.4(e). As of the date hereof, ISQ Holdings does not hold any Shares and, as such, ISQ Holdings is a member of the Company generally and a member of the Company associated with Series I that has no interest in the profits, losses and capital of the Company generally or any Series and has no right to receive any distributions of assets of the Company generally or any Series.

Section 7.7 Redemption of Shares.

(a) The Share Redemption Program in effect as of the date hereof is attached as Schedule A. Except as otherwise provided in this Agreement, no Series Member or other Person holding any Shares will have the right to resign, withdraw, tender to any Series for redemption or submit their Shares for redemption by any Series. A Series Board (to the extent the applicable transaction involves the applicable Series) may, from time to time, and in its complete and exclusive discretion and on such terms as it may determine, cause the applicable Series to offer to redeem Shares from Series Members of the applicable Series pursuant to the Share Redemption Program.

(b) The officers of the Company shall have and exercise such power and authority as a Series Board shall specify from time to time. Any modifications deemed material by the applicable Series to the Share Redemption Program require the approval of the applicable Series Board.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1 Company Capital. No Member shall be paid interest on any Capital Contribution to any Series or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from any Series (whether upon resignation or otherwise), except upon dissolution of the Company or any applicable Series (or, in the case of a protected series, termination) pursuant to Section 18.2 hereof, (ii) to cause a partition of the assets of any Series, or (iii) to own or use any particular or individual assets of any Series.

Section 8.2 Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member. The Capital Account of each Member shall consist of his, her or its Capital Contribution and shall be (i) increased by (a) the amount of any liabilities of the applicable Series that are assumed by such Member, and (b) such Member’s share of Profits allocated to such Member pursuant to Section 9.2, (ii) decreased by (a) such Member’s share of Losses allocated to such Member pursuant to Section 9.2 and (b) any distributions to such Member (net of liabilities assumed by such Member and liabilities to which such property is subject) and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above. In furtherance of the foregoing and in accordance with Treasury Regulations Section 1.1061-3(c)(3)(ii)(B), Series II shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to Series II, and (B) any distribution entitlements of the Members that are commensurate with capital contributed to Series II (in each case, within the meaning of Treasury Regulations Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the Manager), and (ii) consistently reflect each such allocation in its books and records.

Section 8.3 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes; provided that:

(i) any income that is exempt from U.S. federal income tax shall be added to such taxable income or losses;

(ii) any expenditures of any Series to which the applicable Member is associated described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii) if the Book Value of any Series property to which the applicable Member is associated is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv) if property that is reflected on the books of a Series has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v) the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by a Series, unless the adjustment to basis of Series property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

Section 8.4 Negative Capital Accounts. No Member shall be required to pay to the Company generally, any Series or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 8.5 Adjustments to Book Value. The Book Value of each Series’ assets shall be adjusted to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the discretion of the applicable Series Board, in connection with the issuance of Shares and the computation of NAV; (b) at the discretion of the applicable Series Board, in connection with the distribution by the Company or any Series to a Member of more than a de minimis amount of assets of any Series, including cash, if as a result of such distribution, such Member’s interest in any Series is reduced (including a redemption); and (c) the liquidation of each Series within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Members over the course of a given quarter. Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 9.2 (determined immediately prior to the issuance of the new Shares or the distribution of assets in an ownership reduction transaction).

Section 8.6 Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If a Series Board (to the extent the applicable matter involves the applicable Series) determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by any Series or any Member), are computed in order to comply with such regulations, a Series Board may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 9.1 on the dissolution of the Company or any Series (or the termination of a Series in the case of a protected series). A Series Board also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Series capital reflected on the Series’ balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7 Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted as a Member. The Capital Account of any Member whose interest in a Series is transferred shall be increased or decreased by means of the transfer of Shares. Any reference in this Agreement to a Capital Contribution of or distribution to a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of its Shares.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1 Generally.

(a) Subject to the provisions of Sections 18-607, 18-215, 18-218 and 18-804 of the Act and the payment or allocation of the Performance Participation Allocation, a Series Board shall have sole discretion regarding the amounts and timing of distributions to Members associated with the applicable Series, subject to the retention of, or payment to third parties of, such funds or reserves as the applicable Series Board deems necessary with respect to anticipated business needs of the Company generally or such Series which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of obligations of the Company generally or of such Series, including the payment of any management or administrative fees and expenses or any other obligations.

(b) Distributions made with respect to a Series may exceed such Series’ earnings and cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources.

(c) Subject to the rights of any holders of Shares specified in any Class Designation and the terms of any Class of Shares specified herein or in any Class Designation, distributions of cash shall be paid to the holders of record of such Shares as of the applicable record date established by the applicable Series Board, pursuant to Section 11.3(c) pro rata in proportion to their respective Percentage Interests of the applicable Series on such record date.

(d) Cash distributions to holders of Shares pursuant to Section 9.1(c) are subject to the terms of the DRIP and such cash distributions will automatically be reinvested under the DRIP in additional whole and fractional Shares unless such holders have elected in their Subscription Agreement to receive distributions in cash. Members may terminate their participation in the DRIP with prior written notice to the Company. Under the DRIP, distributions in respect of Shares are reinvested in Shares of the same Class for a purchase price equal to the most recently available NAV per Share.

(e) The DRIP in effect as of the date hereof is attached as Schedule B to this Agreement. The Series Boards may, without the consent of any Person, amend, modify, revise or restate the DRIP from time to time and any such amendment, modification, revision or restatement of the DRIP shall not constitute an amendment to this Agreement.

(f) I Squared may receive a cash advance against allocations or distributions of Performance Participation Allocation to I Squared to the extent that annual distributions of Performance Participation Allocation actually received by I Squared are not sufficient for I Squared or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to I Squared of taxable income in respect of the Performance Participation Allocation (including, for the avoidance of doubt, allocations to I Squared of taxable income with respect to Shares issued to it) or such distributions of the Performance Participation Allocation, calculated by I Squared and using the Assumed Income Tax Rate that is attributable to income allocated to I Squared in respect of the Performance Participation Allocation hereunder. Amounts of Performance Participation Allocation otherwise to be distributed to I Squared pursuant to the definition of Performance Participation Allocation (including distributions in-kind) shall be reduced by the amount of any prior advances made to I Squared pursuant to this Section 9.1 until all such advances are restored to the Company or any applicable Series in full.

(g) Notwithstanding anything to the contrary contained in this Agreement, no distribution shall be made to a Member if and to the extent that such distribution would violate the Act or other applicable law.

Section 9.2 Allocation of Profit and Loss.

(a) For each taxable year of each Series, after adjusting each Member’s Capital Account for all Capital Contributions and distributions during such taxable year and all special allocations pursuant to Section 9.3 with respect to such taxable year, all Profits and Losses (including special allocations of distribution fees and other than Profits and Losses specially allocated pursuant to Section 9.3) shall be allocated to the Members’ Capital Accounts in a manner such that, as of the end of such taxable year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Member if each Series were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth herein, minus such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical liquidation of each Series’ assets.

Notwithstanding the foregoing, the Manager may make such allocations as it deems reasonably necessary to give economic effect to the provision of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

(b) The Company shall separately track and reflect on its books and records Operating Expenses allocable to a single Class (including, for the avoidance of doubt, the Management Fee), as determined by the Manager in good faith, and allocate such Operating Expenses to such Class.

Section 9.3 Special Allocations. Notwithstanding the provisions of Section 9.2:

(a) Nonrecourse Deductions shall be allocated to the Members, pro rata in proportion to the value of their respective interests in any applicable Series, as determined by a Series Board (to the extent the applicable matter involves the applicable Series). If there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of taxable income or gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) No allocation of Loss shall be made pursuant to Section 9.2 to the extent that it causes or increases a deficit balance in any Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(e) The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

Notwithstanding any other provisions of this Section 9.3 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 9.4 Amounts Withheld. All amounts withheld pursuant to Section 9.10 from any distribution to a Member shall be treated as amounts distributed to such Member pursuant to Section 9.1 for all purposes under this Agreement.

Section 9.5 Tax Allocations: Code Section 704(c).

(a) The income, gains, losses, deductions and expenses of each Series shall be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the subsequent income, gains, losses, deductions and expenses of such Series shall be allocated among the Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts. Notwithstanding the foregoing, the Manager in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members and in a manner intended to give economic effect to the provisions of this Agreement, within the meaning of the Code and the Treasury Regulations thereunder. The Series II Board shall determine all matters concerning allocations for U.S. federal, state, local or non-U.S. tax purposes not expressly provided for herein in its sole discretion. In the event that the Shares are redeemed pursuant to Sections 7.7, 10.8 or 10.9 of this Agreement, a Series Board may specially allocate additional items of ordinary income or loss or capital gain (including short-term capital gain) or loss to a withdrawing Member insofar as is possible to reduce the difference, if any, between the aggregate amounts allocated to such Member’s Capital Account and the aggregate amount of tax items allocated to such Member. For purposes of the foregoing, a Series Board may determine that an equitable method of allocation includes, without limitation, an allocation (i) pro rata based on the relative differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the relevant Members, or (ii) solely to the relevant Members with the greatest such differences (taking into account such allocations).

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of any Series shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company generally or such Series for U.S. federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “traditional method”) provided for in the Treasury Regulations as selected by the applicable Series Board in its sole discretion.

(c) If the Book Value of any asset of any Series is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the applicable Series Board in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.5 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.

Section 9.6 Allocation of Income and Loss. All items of income, gain, loss, deduction, and credit allocable to any interest in the Company generally or any Series shall be allocated on a monthly basis based upon the results of operations of the Company generally or such Series during such month, without regard to whether cash distributions were made to the Member during such calendar month; however, such allocation shall be made in accordance with a method permissible under Code Section 704(c) and the regulations thereunder.

Section 9.7 Preparation of Tax Returns. The Series II Board shall arrange for the preparation and timely filing of all returns with respect to income, gains, deductions and losses with respect to the applicable Series and other items required of the Company generally or such Series for U.S. federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Members for U.S. federal and state income tax reporting purposes pursuant to Article XII.

Section 9.8 Tax Elections. Except as otherwise provided herein, the Manager shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The Manager shall have the right to seek to revoke any such election, including any election related to the matters described in Section 3.2 upon the Manager’s determination in its sole discretion.

Section 9.9 Partnership Representatives. The Series II Board shall designate the “partnership representative” (the “Partnership Representative”) within the meaning of Section 6223(a) of the Code with respect to operations conducted by the Company generally and the applicable Series pursuant to this Agreement. The Partnership Representative, subject to prior approval by the Series II Board is authorized and required to represent the Company generally and each applicable Series (at the expense of the applicable Series) in connection with all examinations of the affairs of the Company generally or the applicable Series by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, to expend funds of the applicable Series for professional services and costs associated therewith and may act as or appoint an individual to act as a “designated individual” on behalf, and subject to the direction and control, of the Partnership Representative in accordance with Treasury Regulations Section 301.6223-1. The Partnership Representative, subject to prior approval by the Series II Board, shall be authorized to take any actions necessary under the Code (or any similar state, local or non-U.S. law) that it deems appropriate in its sole discretion, including making an election under Section 6226(a) of the Code with respect to any imputed underpayment. This Section 9.9 shall survive the dissolution, winding-up and termination of the Company or any Series (or, in the case of a Series that is a protected series, the termination and winding up of such Series), and each Member’s obligations pursuant to this Section 9.9 shall survive such Member’s ceasing to be a Member.

Section 9.10 Withholding. Each Member hereby indemnifies the Company generally and each Series for and authorizes the Company generally and each Series to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local or non-U.S. taxes that a Series Board determines, in its sole discretion, that the Company generally or any Series (or any entity in which the Company generally or any Series holds a direct or indirect interest) is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company generally or any Series, including pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 or 6226 of the Code. This Section 9.10 shall survive the dissolution, winding-up and termination of the Company or any Series (or, in the case of a Series that is a protected series, the termination and winding up of such Series), and each Member’s obligations pursuant to this Section 9.10 shall survive such Member’s ceasing to be a Member.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1 Resignation of a Member. Other than as provided in Section 10.8 with respect to I Squared Members, a Member may resign from its Series only by having all of such Member’s Shares redeemed pursuant to Section 10.8, Section 10.9 or pursuant to the Share Redemption Program, or by assigning all of such Member’s Shares in accordance with this Article X. The resignation of a Member shall not, in and of itself, dissolve or terminate the Company or any Series. In the event that a Member ceases to be a member of the Company associated with a Series because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member only upon compliance with the provisions of Section 10.3. Notwithstanding any provision in this Agreement to the contrary, the rights, designations, preferences, powers and duties of the Controlling Shareholders contemplated herein may not be Assigned or otherwise transferred without the prior written consent of the applicable Controlling Shareholder; and any purported Assignment or other transfer without such consent shall be null and void to the fullest extent permitted by law. For the avoidance of doubt, the rights, powers and duties of a Series Board set forth in this Article X may be delegated by such Series Board to any Person in the sole discretion of such Series Board.

Section 10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c), 10.3 and 10.5 of this Agreement, any Member may Assign all or any portion of the Shares owned by such Member to an Assignee; provided, that:

(i) such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A) set forth the terms of such Assignment;

(B) evidence the acceptance by the Assignee to be bound by all of the terms and provisions of this Agreement and any applicable Series Agreement;

(C) include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D) otherwise be satisfactory in form and substance to the applicable Series Board.

(b) Notwithstanding the foregoing, unless specifically consented to by the applicable Series Board, which consent shall not be unreasonably withheld, no Shares may be Assigned:

(i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii) to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Act, any Series’ existence, establishment or qualification as a registered series or protected series, as applicable, under the Act or the applicable laws of any other jurisdiction in which the Company generally or any Series is then conducting business;

(iii) to any Person not permitted to be an Assignee under applicable law, including applicable federal and state securities laws;

(iv) if such Assignment would result in the transfer of less than one (1) Share (unless such Assignment is of all of the Shares owned by such Member);

(v) if such Assignment would result in the retention by such Member of less than 1 Share; or

(vi) if, in the reasonable belief of the applicable Series Board, such Assignment might violate applicable law.

Notwithstanding the foregoing, no Shares may be Assigned if, in the determination of any Series Board, such Assignment would not be in the best interests of the Company generally or any Series.

To the fullest extent permitted by law, any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c) Assignments made in accordance with this Section 10.2 shall be considered consummated upon satisfaction or waiver of all of the conditions of this Section 10.2 shall have been satisfied.

Section 10.3 Substitution.

(a) An Assignee shall be admitted to the Company as a Substitute Member associated with any applicable Series upon the applicable Assignment being considered consummated pursuant to Section 10.2(c) and the satisfaction of the following conditions:

(i) the applicable Series Board has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company generally or any Series does or may result from such admission; and

(ii) such Assignee shall have executed a transfer agreement and such other forms as the applicable Series Board reasonably may require to determine compliance with this Article X, and shall be deemed to have authorized and appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Manager, the Company and the Series, and each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.

(b) An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of its, his or her Shares shall be subject to all the provisions of Article X to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of a Series Board to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions and the share of the Profits or Losses for tax purposes to which its, his or her predecessor in interest would have been entitled in accordance with this Agreement.

Section 10.4 Status of an Assigning Member. Any Member that shall Assign all of its, his or her Shares with respect to a Series but maintains an ownership interest with respect to another Series, shall be deemed to have resigned from the Company as a Member associated with the Series of the Assigned Shares, cease to be a Member associated with the Series of the Assigned Shares and shall no longer have any of the rights or privileges of a Member with respect to the Series of the Assigned Shares. Any Member that shall Assign all of its, his or her Shares with respect to all Series shall be deemed to have resigned from the Company as a Member generally and as a Member associated with all Series, cease to be a Member associated with all Series and shall no longer have any of the rights or privileges of a Member with respect to all Series.

Section 10.5 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Shares, and any proposed sale, assignment or transfer in violation of same shall be, to the fullest extent permitted by law, void ab initio, unless otherwise waived by the applicable Series Board.

(a) No Member shall make any transfer or assignment of all or any part of its, his or her Shares if said transfer or assignment, when considered with all other transfers during the same applicable 12 month period, would, in the opinion of the applicable Series Board, result in the termination of the Series’ status as a partnership, or cause such Series to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of its, his or her Shares unless the transferee that would have been qualified to purchase Shares in the offering of Shares. A Series Board may require that transferees acquire or hold a minimum number of Shares with respect to the applicable Series.

(c) Each Member that is a legal entity acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any Assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity shall not employ, or permit another to employ such funds or assets that are attributable to any Assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the Assignee. Each Member agrees that it will not contract away the foregoing fiduciary duty.

Section 10.6 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Series Board may amend this Agreement without the consent of any Person to eliminate or modify any restriction on substitution of Members or assignment of Shares at such time as the restriction is no longer necessary or advisable.

Section 10.7 Records. The Series Board shall cause the Membership List to be updated to reflect changes in the Members admitted in accordance with this Agreement, which updates shall not constitute an amendment to this Agreement.

Section 10.8 Authorization to Redeem I Squared Shares. Notwithstanding anything in this Agreement but subject to the Act and any applicable limitations set forth in the Share Redemption Program, each Series is hereby authorized to redeem all or any portion of the I Squared Shares upon such terms and conditions as the applicable Series and the applicable I Squared Member may agree from time to time without the consent of any other Person. An I Squared Member that shall have all of such I Squared Member’s I Squared Shares redeemed by any Series shall cease to be an I Squared Member and shall no longer have any of the rights or privileges of an I Squared Member.

Section 10.9 Mandatory Redemptions.

(a) Notwithstanding anything in this Agreement but subject to the Act, the Series Board may cause the applicable Series to redeem from time to time all or any portion of the Shares of a Member without the consent or action by such Member or any other Person, on 10 days’ prior written notice, if one or both of the applicable Series Board determines that:

(i) the Shares have been transferred in violation of this Agreement, or have vested in any Person by operation of law as a result of the disability, death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Member;

(ii) any transferee does not meet any investor eligibility requirements established by the Company or any Series from time to time;

(iii) ownership of Shares by a Member, its assignee or other Person is likely to cause the Company generally or any Series to be in violation of, or require registration of the Shares under, or subject the Company generally or any Series to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other jurisdiction in the world, including without limitation the Investment Company Act;

(iv) continued ownership of the Shares by a Member or its assignee may be harmful or injurious to the business or reputation of the Company generally, any Series, the Manager, I Squared, or any of their Affiliates, or may subject the Company generally, any Series, or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

(v) any of the representations and warranties made by a Member, its assignee or other Person in connection with the acquisition of Shares was not true when made or has ceased to be true;

(vi) with respect to a Member or its assignee subject to special laws or regulations, such Person is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

(vii) it would be in the interest of the Company generally or any Series for the Company generally or any Series to redeem the Shares; or

(viii) all or any portion of the assets of any Series may be characterized as Plan assets for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law.

(b) Shares redeemed pursuant to Section 10.9(a) will be redeemed at a price equal to the transaction price, of the Class of Shares being redeemed on the date of such redemption, which will be equal to the Company’s most recently published NAV per Share for the applicable Class of Shares unless otherwise determined by a Series Board (to the extent the applicable transaction involves the applicable Series) in its sole discretion. If any Series requires the mandatory redemption of any Shares of any Member, such redemption will not be subject to the redemption limits under the Share Redemption Program, including any redemption limitations set forth therein, unless otherwise determined by the Series Board, in its sole discretion; provided that, for the avoidance of doubt, such Member or its assignee whose Shares are being mandatorily redeemed may be subject to the Early Redemption Fees in accordance with the Share Redemption Program. A Member that shall have all of such Member’s Shares redeemed by any Series shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

(c) From time to time, a Series Board may, in its discretion and without the consent of any other Person, assign the right of the applicable Series to redeem Shares pursuant to this Section 10.9 to I Squared or its Affiliates.

Section 10.10 Tender Offers. If any Person makes a tender offer, including a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the SEC. In addition, any such Person must provide notice to the Company at least ten (10) Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by each Series in connection with the enforcement of the provisions of this Section 10.10, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company generally and/or any Series may seek injunctive relief, including a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 10.10 shall be of no force or effect with respect to any Shares that are then listed.

ARTICLE XI

MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS

Section 11.1 Special Meetings of Members. Except as otherwise required by law and subject to the rights of the holders of any Class of Shares, special meetings of the Members or any Class thereof for any purpose or purposes may be called at any time only by or at the direction of (i) the Series Board or (ii) a Controlling Shareholder. A special meeting shall be held at a time and place determined by (I) a Series Board, in its sole discretion if the Series Board has called such special meeting, or (II) by a Controlling Shareholder in its sole discretion if such Controlling Shareholder has called such special meeting, on a date not less than 10 days nor more than 60 days after notice of the meeting is given. To the fullest extent permitted by law, the Person or Persons calling the special meeting shall have full power and authority concerning the satisfaction of the foregoing requirements of this Section 11.1 and any similar matters.

Section 11.2 Notice of Meetings. If required by law, whenever Members are required to take any action at a meeting of Members, a notice in writing or by electronic transmission of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which Members and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the Members entitled to vote at the meeting, if such date is different from the record date for determining Members entitled to notice of the meeting, shall be mailed to or transmitted electronically by the secretary or other officer of the Company to each Member of record entitled to vote thereat as of the record date for determining the Members entitled to notice of the meeting. Unless otherwise provided by law or this Agreement, any such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting as of the record date for determining the Members entitled to notice of the meeting.

Section 11.3 Record Date.

(a) In order that the Company may determine the Members entitled to notice of any meeting of Member or any adjournment thereof, the Series Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the applicable Series Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If a Series Board so fixes a date, such date shall also be the record date for determining the Members entitled to vote at or attend such meeting unless the applicable Series Board, determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determinations. If no record date is fixed by the applicable Series Board, the record date for determining Members entitled to notice of or to vote at or attend a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members of record entitled to notice of or to vote at or attend a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the applicable Series Board may fix a new record date for determination of Members entitled to vote at or attend the adjourned meeting, and in such case shall also fix as the record date for Members entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Members entitled to vote in accordance herewith at or attend the adjourned meeting.

(b) In order that the Company may determine the Members entitled to express consent to Series action in writing without a meeting, the Series Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the applicable Series Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the applicable Series Board. If no record date for determining Members entitled to express consent to corporate action in writing without a meeting is fixed by the applicable Series Board, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law.

(c) In order that the Company may determine the Members entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, each Series Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted. If no such record date is fixed, the record date for determining Members for any such purpose shall be at the close of business on the day on which the applicable Series Board adopts the resolution relating thereto.

Section 11.4 Conduct of Meeting. To the fullest extent permitted by law, each Series Board shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of written consents in lieu of a meeting of Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 11.1 (except to the extent that the meeting is a special meeting called by a Controlling Shareholder in accordance with Section 11.1), the conduct of voting, the validity and elect of any proxies, the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and similar matters. A Series Board shall designate a Person to serve as chairman of any meeting, who, to the fullest extent permitted by law, shall, among other things, be entitled to exercise the powers of the applicable Series Board set forth in this Section. A Series Board may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of Members or solicitation of Member action by written consent in lieu of a meeting, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of ballots, proxies and written consents.

Section 11.5 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Company generally and/or any applicable Series may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting. If after the adjournment a new record date for determination of Members entitled to vote is fixed for the adjourned meeting, the Series Board shall fix as the record date for determining Members entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Members entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Member of record as of the record date so fixed for notice of such adjourned meeting.

Section 11.6 Quorum. The Members holding a majority of the outstanding Shares of the Class or Classes entitled to vote at a meeting (including Shares owned by the I Squared Members) represented in person or by proxy shall constitute a quorum at a meeting of Members of such Class or Classes unless any such action by the Members requires approval by Members holding a greater percentage of such Shares, in which case the quorum shall be such greater percentage. At any meeting of Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding outstanding Shares that in the aggregate represents a majority of the outstanding Shares entitled to vote at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under this Agreement or applicable law, in which case the act of the Members holding outstanding Shares that in the aggregate represents at least such greater or different percentage of the voting power shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the outstanding Shares specified in this Agreement (including Shares owned by the I Squared Members). In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of Members holding at least a majority of the Shares present and entitled to vote at such meeting (including Shares owned by the I Squared Members) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 11.5.

Section 11.7 Proxies. Each Series Board may adopt procedures with respect to the use of proxies at any meeting of Members.

Section 11.8 Member Action Without a Meeting. If consented to by the Series Board in writing (which consent shall not be required with respect to any action to be taken solely by the applicable Controlling Shareholder), any action that may be taken at a meeting of the Members entitled to vote may be taken without a meeting, without a vote and without prior notice, if a consent or consents in writing setting forth the action so taken are signed by Members owning not less than the minimum percentage of the outstanding Shares (including Shares owned by the I Squared Members) that would be necessary to authorize or take such action at a meeting at which all the Members entitled to vote were present and voted.

Section 11.9 Limited Voting Rights of the Members.

Subject to the terms of any Class Designation, the Members (other than the I Squared Members and the Controlling Shareholders) shall be entitled to vote only on the following matters specified in this Section 11.9, and shall otherwise have no voting rights whatsoever with respect to the Company (other than in connection with a vote contemplated by Section 15.1(b)(iv)):

(a) The Company generally shall not merge, consolidate, convert, or divide (pursuant to Section 18-217 of the Act) without the consent of Members holding a majority of the outstanding Shares of all Classes of all Series in the aggregate.

(b) Any amendments to this Agreement requiring the consent of the Members pursuant to Section 17.2.

ARTICLE XII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 12.1 Tax Information. The Company shall use commercially reasonable efforts, at the expense of the applicable Series, to cause to be prepared and distributed to the Members not later than 90 days after the end of the Series’ taxable year, copies of Schedule K-1 for such Member. Each Member shall, including any time after such Member resigns as or otherwise ceases to be a Member, file its income tax returns in a manner consistent with the tax information provided to them by the Company (including on IRS Forms 1065 and Schedule K-1).

Section 12.2 Annual Report. The Company shall cause to be prepared, at the expense of the applicable Series, audited financial statements of each Series, together with a report of the Company’s independent auditors thereupon, after the end of the Series’ fiscal year.

Section 12.3 Filings. The Company generally and each Series shall use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him or her. The Company generally and each Series shall file, with the administrators for the various states in which the Company generally or such Series, as applicable, is registered, as required by such states, a copy of each report referred to in this Article XII.

Section 12.4 Method of Accounting. US GAAP shall be used for both income tax purposes and financial reporting purposes; provided, however, a Series Board (to the extent related to the applicable Series) may change the method of accounting from time to time to the extent that such change is permitted (under the Code and US GAAP) and disclosed in a report publicly filed by the Company with the SEC or as disclosed in a written notice sent to Members.

ARTICLE XIII

MANAGER; ADVISOR

Section 13.1 Appointment and Initial Manager; Authorization of Payments to Manager.

(a) As set forth in the Management Agreement, the Company hereby designates I Squared Capital Registered Advisor LLC, a Delaware limited liability company and a wholly-owned subsidiary of I Squared as of the date hereof, as the initial Manager. The Manager shall serve as the manager with respect to the Company generally and with respect to each Series.

(b) In consideration for the services to be provided by the Manager hereunder and under the Management Agreement, Series II is hereby authorized to pay to the Manager the Management Fee. In addition to the Management Fee, Series II is authorized to pay all other costs and expenses of its operations, including compensation of its directors, employees and employees of the Manager, custodial expenses, leveraging expenses, transfer agent expenses, legal fees, expenses of independent auditors, expenses of its periodic redemptions, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.

Section 13.2 Supervision of Manager Compensation and the Manager.

(a) A Series Board with respect to the applicable Series may exercise broad discretion in allowing the Manager to administer and regulate the operations of the applicable Series, to act as agent for each Series and to make executive decisions that conform to general policies and principles established by the applicable Series Board. The Series Board shall monitor the Manager to assure that the administrative procedures, operations and programs of the Company generally and the applicable Series are in accordance with this Agreement and any applicable Series Agreement.

(b) The Series II Board is responsible for determining the compensation paid to the Manager, including any compensation paid pursuant to the Management Agreement. The Series II Board may consider all factors that they deem relevant in making these determinations.

Section 13.3 Management Agreement. The Company generally and each Series shall comply with all of its duties and obligations under the Management Agreement. Upon termination of the Management Agreement, the Company (or its Affiliate, if applicable) shall pay (or cause the Series to pay) the Termination Fee to the Manager.

Section 13.4 Organizational and Offering Expenses. The Company shall reimburse (or cause the Series to reimburse) the Manager and its Affiliates for Organizational and Offering Expenses incurred by the Manager on behalf of the Company prior to the commencement of operations of the Company (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company and/or the Series).

Section 13.5 Reimbursement for Operating Expenses and Expenses of Infrastructure Assets. The Company shall reimburse (or cause the Series to reimburse) the Manager and its Affiliates for any Operating Expenses incurred on behalf of the Company generally or any Series.

ARTICLE XIV
VALUATION

Section 14.1 Review of Policies and Procedures. A Series Board may review the valuation policies and procedures of the Company from time to time to determine that the policies and procedures being followed by the Series at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the applicable Series Board.

Section 14.2 Valuation.

(a) The Manager (pursuant to delegation from a Series Board (to the extent the applicable matter involves the applicable Series) and subject to oversight by the applicable Series Board) shall determine the NAV of its Shares monthly. The NAV per Share of each Class of Shares shall be determined by dividing the total assets of (the value of holdings, plus cash or other assets, including interest accrued and distributions declared but not yet received) attributable to such Class less the value of any liabilities (including accrued expenses) of such Class, by the total number of Shares outstanding of such Class.

(b) The Infrastructure Assets of each Series will be valued at fair value in a manner consistent with US GAAP.

(c) From time to time, the Series II Board and the Manager may adopt changes to the valuation policies and procedures if they determine that such changes are likely to result in a more accurate reflection of estimated fair value.

ARTICLE XV

CONFLICTS OF INTEREST

Section 15.1 Generally; Specific Authorization.

(a) The Company generally or any Series and any Controlled Portfolio Company of the Company generally or any Series shall not consummate any sale of an Infrastructure Asset to, or acquisition of an Infrastructure Asset from I Squared, any I Squared Vehicle, any of their respective Affiliates or any Controlled Portfolio Company unless such transaction (A) is on terms no less favorable to the Company generally or the Series, as applicable, than could have been obtained on an arm’s length basis from an unrelated third-party and (B) has been approved in advance by (x) the Principal Committee (or a member thereof) and (y) Special Approval.

(b) Unless otherwise expressly provided for in this Article XV, whenever a potential conflict of interest exists or arises, any resolution or course of action by a Series Board, the Manager or Affiliates of the Manager (including I Squared and the I Squared Vehicles) in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty otherwise existing hereunder, at law or in equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) determined by a Series Board, or the Manager, as applicable, to be on terms which are, in the aggregate, no less favorable to the Company generally and/or the Series, as applicable, than those generally being provided to or available from unrelated third parties, (iii) determined by a Series Board, or the Manager, as applicable, to be fair and reasonable to the Company generally and/or the Series, as applicable, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company generally and/or the Series, as applicable) or (iv) approved by the vote of Members owning a majority of the Investor Shares (excluding Investor Shares owned by I Squared and its Affiliates). A Series Board or the Manager shall be authorized, but not required, in connection with its resolution of such conflict of interest, to seek Special Approval or Member approval of such conflict of interest, and the applicable Series Board, or the Manager may also adopt a resolution or course of action that has not received Special Approval or Member approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. Whenever the applicable Series Board or the Manager makes a determination to refer or not to refer any potential conflict of interest to the Audit Committee for Special Approval, to seek or not to seek Member approval, or to adopt or not to adopt a resolution or course of action that has not received Special Approval or approval by the Members, then the applicable Series Board, or the Manager, as applicable, shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company, any Series, any Member or any other Person bound by this Agreement, and the applicable Series Board, and the Manager, as applicable, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or in equity, and the applicable Series Board or the Manager, as applicable, in making such determination or taking or declining to take such other action shall be permitted to do so in its sole discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Audit Committee acted in good faith, and if the applicable Series Board, or the Manager, as applicable, determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above or that a member satisfies the eligibility requirements to be a member of the Audit Committee, then it shall be presumed that, in making its decision, the applicable Series Board, or the Manager, as applicable, acted in good faith. In any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company generally or any Series challenging any action by the Audit Committee with respect to any matter referred to the Audit Committee for Special Approval by the applicable Series Board, or the Manager, as applicable, any action by the applicable Series Board, or the Manager, as applicable, in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above or whether a member of the Audit Committee satisfies the eligibility requirements to be a member of the Audit Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Audit Committee, the applicable Series Board, or the Manager, as applicable, acted in good faith by clear and convincing evidence.

(c) Each Series shall not borrow money pursuant to an unsecured line of credit with I Squared or its Affiliates unless such transaction has been approved in advance by Special Approval. Special Approval will not be required for an extension of such lines of credit on the same terms as the unsecured line of credit already approved by Special Approval and the entrance by any Series into such an extension shall be deemed approved by all of the Members and shall not constitute a breach of this Agreement or any such duty otherwise existing at law, in equity or otherwise.

(d) Notwithstanding anything to the contrary in this Agreement, the existence of any conflicts of interest in connection with the following transactions are hereby approved by all of the Members and shall not constitute a breach of this Agreement or any such duty otherwise existing at law, in equity or otherwise:

(i) The designation of any Person as the Manager and the Company’s execution, delivery and performance of the Management Agreement, including the Company’s or any Series’ payment of the Management Fee and any other payment by the Company or any Series to the Manager contemplated by this Agreement or the Management Agreement;

(ii) The Company’s or any Series’ payment of the Performance Participation Allocation, provided that this provision does not authorize any changes to the terms of the Performance Participation Allocation;

(iii) The Company’s or any Series’ payment of Regulated Broker-Dealer Fees;

(iv) The receipt by I Squared or its Affiliates of the Broken Deal Expenses (if any);

(v) The retention by the Company generally or any Series or by an Infrastructure Asset (or any Intermediate Entities) of service providers in which I Squared has an interest, or which are Affiliates of I Squared to provide Asset Leasing Services and the payment of Asset Leasing Fees, provided that market benchmarks confirming the terms of such dealings are commercially reasonable shall be obtained by I Squared if such market benchmarks are readily available without undue burden or cost to I Squared or the Company generally or the Series or (ii) approved by the Series Board;

(vi) The Company’s or any Series’ reimbursement of the Manager for any Organizational and Offering Expenses incurred by the Manager on behalf of the Company or any Series prior to the sale of Investor Shares by the Company or any Series (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company generally or any Series);

(vii) The Company’s or any Series’ reimbursement of the Manager for any Operating Expenses incurred on behalf of, or allocated to, the Company generally or such Series and the good faith determination by the Manager of whether expenses are Operating Expenses and the allocation thereof;

(viii) The Company’s or any Series’ reimbursement of the Manager for expenses incurred on behalf of, or allocated to, the Company generally or such Series for ownership and operation of Infrastructure Assets;

(ix) The Company’s or any Series’ reimbursement by I Squared or I Squared Vehicles for services provided by the Company’s or such Series’ employees to I Squared or such I Squared Vehicles;

(x) The Company’s or any Series’ engagement with one or more distributors of the Shares, including any transaction related to the distributors appointing other broker-dealers to assist in the sale of the Shares;

(xi) The Company’s or any Series’ entry into joint ventures with I Squared Vehicles;

(xii) The Company’s or any Series’ ownership, acquisition, financing or other activities related to dealing with the Infrastructure Assets, including entry into agreements between subsidiaries of the Company generally and/or any Series and other I Squared Vehicles and/or service providers to facilitate such activities;

(xiii) The Company’s or any Series’ issuance or redemption of any Shares, including I Squared Shares, to (or from with respect to a redemption) the Company’s or any Series’ employees, officers or directors or to I Squared, the Manager, or their respective Affiliates or employees, provided such issuance is at the then-applicable NAV and any such redemption is pursuant to the Share Redemption Program, or any conversion of Shares in accordance with Section 7.2(b);

(xiv) Any acquisition of Series II shares by Series I through an intermediate, wholly owned vehicle, including through the Cayman Blocker;

(xv) The allocation of acquisition opportunities over time among the Company generally and the Series or other companies, funds, investment vehicles or pools of capital managed by I Squared and its Affiliates, consistent with I Squared’s allocation policy;

(xvi) Any other transaction or conflict of interest contemplated by or disclosed in (i) the PPM to prospective investors, as amended from time to time, or (ii) the Registration Statement;

(xvii) Any indemnification or advancement payment to an Indemnified Party pursuant to Section 16.3;

(xviii) The Company’s or any Series’ purchase and maintenance (or reimbursement for the cost of) insurance described in Section 16.3(d);

(xix) The Manager causing any Series and/or their Infrastructure Assets to make contributions to charitable initiatives or other non-profit organizations that the Manager believes could, directly or indirectly, enhance the value of the Infrastructure Assets of any Series or otherwise serve a business purpose for, or be beneficial to, such Infrastructure Assets;

(xx) Service Costs paid to the Manager or any of its Affiliates (or any of their respective employees or agents) by an Infrastructure Asset or any Person through which any Series invests in an Infrastructure Asset, provided that (i) I Squared believes that related terms are commercially reasonable, taking into account the nature of the transaction and the services provided, provided that market benchmarks confirming the terms of such dealings are commercially reasonable and are readily available without undue burden or cost to I Squared, the Company generally or any Series or (ii) the payment of such Service Costs is approved by the Series Board;

(xxi) Loan Servicing Fees paid to I Squared or its Affiliates, provided that (i) market benchmarks confirming the terms of such dealings are commercially reasonable and are readily available without undue burden or cost to I Squared or the Company or (ii) the payment of such Loan Servicing Fees is approved by the Series Board;

(xxii) The Company’s or any Series’ redemption of I Squared Shares pursuant to Section 10.8;

(xxiii) The redemption of Shares pursuant to Section 10.9 by any Series or their Affiliates;

(xxiv) The assignment by any Series of its right to redeem Shares pursuant to Section 10.9 to I Squared or its Affiliates in accordance with Section 10.9(c);

(xxv) The timing of any business decision to coincide with an acquisition decision of any company, fund, investment vehicle or pool of capital manager by I Squared or its Affiliates;

(xxvi) The allocation of acquisition-related expenses, including Broken Deal Expenses, incurred in respect of unconsummated acquisitions and expenses more generally relating to a particular strategy among the Series and such other companies, funds, investment vehicles and pools of capital participating, or that would have participated in such acquisitions, or that otherwise participate in the relevant strategy in a manner consistent with the Manager’s policies and procedures as in effect from time to time;

(xxvii) The Manager’s waiver, reduction, modification or repayment of any Management Fee and/or the Performance Participation Allocation;

(xxviii)I Squared Shares not being subject to the Management Fee or the Performance Participation Allocation;

(xxix) The Company’s or any Series’ payment of a Performance Participation Allocation of cash or Class E Shares to I Squared in accordance with Section 7.1(c);

(xxx) Engaging Portfolio Company Service Providers to provide services to the Company generally or any Series;

(xxxi) Entering into joint acquisitions, dispositions, shared financings and transactions incident thereto with I Squared Vehicles; and

(xxxii) The Company’s or any Series’ payment of the Termination Fee pursuant to Section 13.3.

Section 15.2 Standards of Conduct.

(a) Whenever the Manager or the applicable Series Board, or any committee thereof (including the Audit Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the Manager causes the Manager to do so, in its capacity as the Manager as opposed to in its individual capacity, whether under this Agreement or any other agreement, then, unless another express lesser standard is provided for in this Agreement, the Manager, the applicable Series Board, or such committee or such Affiliates causing the Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity other than any non-waivable fiduciary duty imposed on the Manager by the Advisers Act, the application of which duty to the Manager’s investment advisory services to the Company generally and the Series shall be shaped by this Agreement, including the good faith standard set forth in this Section 15.2, and the Management Agreement. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believes that the determination or other action or inaction is in, or not adverse to, the best interests of the Company generally and the Series; provided, however, that if the applicable Series Board, or the Manager is making a determination or taking or declining to take an action pursuant to clause (ii) or clause (iii) of the first sentence of Section 15.1(b), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the applicable Series Board, or the Manager, as applicable, making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (ii) or clause (iii) of the first sentence of Section 15.1(b), as applicable. Whenever in this Agreement, a Series Board, the Manager, the Audit Committee or the Principal Committee (or a member thereof) is permitted or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, the Series Board, the Manager, the Audit Committee or the Principal Committee (or a member thereof), as applicable, shall be entitled to consider only such interests and factors as it desires, including the interests of I Squared and its Affiliates, and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, other than any non-waivable fiduciary duty imposed on the Manager by the Advisers Act. When resolving a conflict of interest or a potential conflict of interest, including pursuant to Section 15.1, the applicable Series Board, or the Audit Committee may consider any factors and other information that the applicable Series Board, or the Audit Committee, as applicable, determines in its sole discretion to consider.

(b) Whenever the Manager or a member of a Series Board makes a determination or takes or declines to take any other action, or any of their respective Affiliates causes it or such member to do so, in its or such member’s individual capacity as opposed to in its capacity as Manager or in such member’s capacity as a Director, as applicable, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Manager or such member, as applicable, or such Affiliates causing it or such member to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company generally, any Series, any Member or any other Person bound by this Agreement, and the Manager or such member, as applicable, or such Affiliates causing it or such member to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole discretion.

Section 15.3 Modification of Duties. Except as expressly set forth in this Agreement or expressly required by the Act, neither the Manager nor any of the Indemnified Parties shall have any duties or liabilities, including fiduciary duties, to the Company generally, any Series, any Member or any other Person bound by this Agreement and the provisions of this Agreement to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Manager or the Indemnified Parties otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Manager or the Indemnified Parties. Any exculpation or indemnification standards contained herein shall not restore or create, whether in contract or otherwise, any such duties or liabilities.

Section 15.4 Corporate Opportunity; Authorization to Compete. Notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, each of the Indemnified Parties may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which any of the Indemnified Parties is an Affiliate or otherwise, and each of the Indemnified Parties may engage in any such activities, whether or not competitive with the Company generally, any Series or any Affiliate of the Company generally or any Series, without any obligation to offer any interest in such activities to the Company generally, any Series, any Affiliate of the Company generally or any Series or to any other Member. Notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, neither the Company generally, any Series, any Affiliate of the Company generally or any Series nor any Member shall have any right, by virtue of this Agreement or the existence of the Company or any Series, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company generally or any Series or an Affiliate of the Company generally or any Series, shall not be deemed wrongful or improper or the breach of this Agreement or of any duty otherwise existing hereunder, at law, in equity or otherwise.

Section 15.5 Other Duties. The Members acknowledge and agree that any Series may enter into joint ventures with I Squared Vehicles and that the Indemnified Parties may owe duties (including fiduciary duties) to such other I Squared Vehicles now or in the future and that, (i) such duties (including fiduciary duties) may take priority over the duties of such Indemnified Party to the Company generally and the Series, including the Members, and (ii) to the extent an Indemnified Party acts in compliance with its duties (including fiduciary duties) to any such I Squared Vehicle, any action taken or omission with respect to the Company generally or the Series in connection with or arising from such compliance shall be deemed consistent with the terms of this Agreement and the Series Agreements, including the implied contractual covenant of good faith and fair dealing, and shall not constitute a breach of this Agreement, any Series Agreement or of any duty otherwise existing at law, in equity or otherwise.

ARTICLE XVI

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE COMPANY

Section 16.1 Limitation of Member Liability. Except as may otherwise be provided in this Agreement or in any Class Designation and except as required by law, the liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be provided in this Agreement or in any Class Designation and except as required by law, after the payment of all subscription proceeds for the Shares purchased by such Member, no Member shall have any further obligations to the Company generally or any Series, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company generally or any Series, unless otherwise agreed by the Company or a Series and the Member. No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company generally or any Series under or pursuant to, or otherwise in connection with, this Agreement, the Series Agreements or the conduct of the business of the Company generally or any Series solely by reason of being a member of the Company associated with a Series. Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law, no Member shall have any duties (including fiduciary duties) or obligations to the Company generally, the Series or any other Member other than to act in accordance with this Agreement and any applicable Series Agreement; provided, that, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

Section 16.2 Limitation of Liability.

(a) To the fullest extent and in the manner permitted by applicable law, no Indemnified Party will be liable to the Company generally, any Series, any Member or any other Person bound by this Agreement for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of: (i) any act or omission of an Indemnified Party, or for any breach of contract (including a breach of this Agreement or any Series Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, thereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, (A) in respect of the matter in question, the Indemnified Party acted in bad faith or engaged in fraud or willful misconduct or (B) the Indemnified Party’s action or omission was not made during the course of performing, or pursuant to, the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company generally, any Series or an Affiliate thereof, (ii) any action or omission to act by any other Person, (iii) any losses due to any mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker, placement agent or other agent as provided in this Agreement or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company generally, any Series or the Members, whether the change occurs through legislative, judicial or administrative action. Notwithstanding the immediately preceding sentence, to the fullest extent permitted by law and subject to Section 16.1, no Member shall be liable to the Company generally, any Series any other Member or any other Person bound by this Agreement.

(b) Each Indemnified Party may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters that such Indemnified Party reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) Each Indemnified Party shall, in the performance of such Person’s duties, be fully protected in relying in good faith upon records of the Company generally and the Series.

(d) Any amendment, modification or repeal of this Section 16.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Parties under this Section 16.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 16.3 Indemnification.

(a) To the fullest extent permitted by applicable law, (i) the applicable Series will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Party, or for any breach of contract (including breach of this Agreement or any Series Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, thereunder, at law, in equity or otherwise; provided, that an Indemnified Party will not be entitled to indemnification under this Agreement (x) if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnified Party’s action or omission constitutes fraud, willful misconduct or bad faith or the Indemnified Party’s actions or omissions were not made during the course of performing or pursuant to the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company generally, any Series or an Affiliate thereof or (y) for any losses, liabilities or damages arising out of an internal dispute solely between I Squared, its Affiliates and their respective officers, partners, directors, shareholders, members or employees, and (ii) each Series shall also have the power to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the Person is or was an employee or agent of the Company generally or any Series, or, while serving as an employee or agent of the Company generally or any Series, is or was serving at the request of the Company generally or any Series as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by such Person, if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company generally and the Series, and, with respect to any criminal proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The Series Board shall have the non-exclusive authority to determine the extent to which employees or agents are entitled to be indemnified pursuant to this Section 16.3(a)(ii); provided that the applicable Series Board may delegate such power to the Principal Committee (or a member thereof) in its sole discretion.

(b) To the fullest extent permitted by law, the applicable Series shall promptly pay expenses (including attorneys’ fees and expenses) incurred by any Person described in Section 16.3(a) in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified under this Section 16.3 or otherwise.

(c) The rights to indemnification and advancement of expenses conferred in this Section 16.3 shall not be exclusive of any rights to which any Indemnified Party may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement. The indemnification obligation of the Series to an Indemnified Party with respect to any indemnifiable amounts shall be reduced by any indemnification payments actually received by such Indemnified Party from any member of the Company Group with respect to the same indemnifiable amounts. Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this Section 16.3, the Members intend that, to the maximum extent permitted by law, as between (a) the Company Group and (b) the Series, this Section 16.3 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable Person in the Company Group having primary liability and the Series having only secondary liability. The possibility that an Indemnified Party may receive indemnification payments from a Person in the Company Group shall not restrict any Series from making payments under this Section 16.3 to an Indemnified Party that is otherwise eligible for such payments, but such payments by the Series are not intended to relieve any Person in the Company Group from any liability that it would otherwise have to make indemnification payments to such Indemnified Party and, if an Indemnified Party that has received indemnification payments from the Company actually receives duplicative indemnification payments from a Person in the Company Group for the same indemnifiable amounts, such Indemnified Party shall repay the Series, as applicable, to the extent of such duplicative payments. If, notwithstanding the intention of this Section 16.3, a Person in the Company Group’s obligation to make indemnification payments to an Indemnified Party is relieved or reduced under applicable law as a result of payments made by the Series pursuant to this Section 16.3, or if otherwise necessary to effect the intention of the Members in this Section 16.3, the Series shall have, to the maximum extent permitted by law, a right of subrogation against (or contribution from) such Person in the Company Group for amounts paid by such Series to an Indemnified Party that relieved or reduced the obligation of such Person in the Company Group to such Indemnified Party. As used in this Section 16.3, “indemnification” payments made or to be made by a Person in the Company Group shall be deemed to include (i) advancement of expenses in connection with indemnification obligations, (ii) payments made or to be made by any successor to the indemnification obligations of such Person in the Company Group and (iii) equivalent payments made or to be made by or on behalf of such Person in the Company Group (or such successor) pursuant to an insurance policy or similar arrangement.

(d) The indemnification provided by this Section 16.3 shall be in addition to any other rights to which an Indemnified Party may be entitled under this Agreement, any other agreement, pursuant to any vote of the Members, as a matter of law, in equity or otherwise, both as to actions in the Indemnified Party’s capacity as an Indemnified Party and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

(e) The Series may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of the Indemnified Parties and such other Persons as determined by the Series II Boards against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the activities of the Company generally and the Series or such Person’s activities on behalf of the Company generally or the Series, regardless of whether the Series would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) The provisions of this Section 16.3 are for the benefit of the Indemnified Parties and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(g) No amendment, modification or repeal of this Section 16.3 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Party to be indemnified by any Series, nor the obligations of any Series to indemnify any such Indemnified Party under and in accordance with the provisions of this Section 16.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE XVII
AMENDMENTS

Section 17.1 Amendments Generally. Subject to Sections 7.2(a), 7.3, 10.6 and 17.2 of this Agreement, this Agreement may be amended, at any time and from time to time, by the Series II Board with the consent of the Controlling Shareholders.

Section 17.2 Amendments with the Consent of the Majority of the Members. Notwithstanding Section 17.1, any amendment that would have a material adverse effect on the rights or preferences of any Class of Shares in relation to other Class of Shares must be approved by the holders of not less than a majority of the Shares of the Class so affected; provided, however, that the creation and issuance of any Class of Shares that does not require the consent of a Controlling Shareholder under Section 7.2 or Section 7.3 shall not be deemed an alteration of the rights, designations, preferences, powers or duties of a Controlling Shareholder; provided, further that the Series II Board may, with the consent of the Controlling Shareholders and without the consent of any other Members, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the Series II Board determines to be necessary or appropriate in connection with the creation, authorization or issuance of any Class or series of Shares or other equity interest in the Series; (ii) the admission, substitution, withdrawal or removal of Directors in accordance with this Agreement; (iii) a change in the name of the Company generally or any Series, the location of the principal place of business of the Company or the registered office of the Company; (iv) any amendment, supplement, waiver or modification that the Series II Board determines to be necessary or appropriate to address changes in Treasury Regulations, legislation or interpretation; and (v) a change in the Fiscal Year or taxable year of the Series and any other changes that the Series II Board determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Series including a change in the dates on which distributions are to be made by the Series.

ARTICLE XVIII

DURATION AND DISSOLUTION OF THE COMPANY

Section 18.1 Duration. The Company and the Series shall continue perpetually unless terminated in accordance with the Act and the provisions of this Article XVIII.

Section 18.2 Dissolution of the Company; Dissolution/Termination of Series; Winding Up.

(a) Events Causing Dissolution.

(i) The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event of the Company”):

(A) the adoption of a resolution by the Series Boards approving the dissolution of the Company;

(B) the operations of the Company shall cease to constitute legal activities under the Act or any other applicable law (as determined by the Series Boards);

(C) at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the Act; or

(D) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(ii) A Series shall be dissolved (or terminated in the case of a protected series) upon the happening of any of the following events (each a “Series Dissolution/Termination Event”):

(A) the dissolution of the Company;

(B) the adoption of a resolution by the applicable Series Board (to the extent the applicable Series is the subject of the Series Dissolution/Termination Event) approving the dissolution (or termination in the case of a protected series) of such Series;

(C) the operations of such Series shall cease to constitute legal activities under the Act or any other applicable law as determined by the applicable Series Board (to the extent the applicable Series is the subject of the Series Dissolution/Termination Event); or

(D) the entry of a decree of judicial dissolution of such Series under Section 18-218 of the Act (or judicial termination of such Series under Section 18-215 of the Act in the case of a protected series).

(b) Winding Up of the Company and Series.

(i) Upon the occurrence of a Dissolution Event of the Company, the winding up of the Company and each Series and the termination of the existence of the Company shall be accomplished as follows:

(A) the Series Boards shall proceed to wind up the affairs of the Company and, unless already wound up and terminated in accordance with this Agreement, a Series Board shall proceed with the winding up of the applicable Series, and all of the powers of the Series Boards under this Agreement shall continue;

(B) in connection with the winding up of the affairs of the Company and each Series, a Series Board shall liquidate the assets of the applicable Series, in each case as promptly as is consistent with obtaining current fair market value of such assets (provided, however, that the applicable Series Board may determine to distribute the assets of each Series, in whole or in part, in-kind);

(C) after paying or making reasonable provision for the payment to the creditors of the Company generally and each Series of all claims and obligations, including all contingent, conditional or unmatured contractual claims, in accordance with the Act, the remaining assets of each Series shall be distributed among the Members in accordance with Section 9.1(c); provided, however, that such distributions shall not be subject to the DRIP; and

(D) upon completion of the winding up of the Company and each Series, including the distribution of Company and Series property as provided in this Section 18.2(b)(i), the Series Boards shall cause the filing of a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act and of all qualifications and registrations of the Company as a foreign limited liability company and of the Series in jurisdictions in which the Company and/or the Series shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the existence of the Company and the Series.

(ii) Upon the occurrence of a Series Dissolution/Termination Event (other than a Series Dissolution/Termination Event occurring by reason of the dissolution of the Company), the winding up of such Series shall be accomplished as follows:

(A) a Series Board in the case of the applicable Series shall proceed to wind up the affairs of such Series and all of the powers of the Series Boards under this Agreement shall continue;

(B) in connection with the winding up of the affairs of such Series, the applicable Series Board shall liquidate the assets of such Series as promptly as is consistent with obtaining current fair market value of such assets (provided, however, that the applicable Series Board may determine to distribute the assets of such Series, in whole or in part, in-kind);

(C) after paying or making reasonable provision for the payment to the creditors of such Series of all claims and obligations, including all contingent, conditional or unmatured contractual claims, in accordance with the Act, the remaining assets of such Series shall be distributed among the Members associated with such Series in accordance with Section 9.1(c); provided, however, that such distributions shall not be subject to the DRIP; and

(D) upon completion of the winding up of such Series, including the distribution such Series’ property as provided in this Section 18.2(b)(ii), the applicable Series Board shall cause the filing of a certificate of cancellation of the certificate of registered series of such Series with the Secretary of State of the State of Delaware in accordance with the Act (if such Series is a registered series) and of all qualifications and registrations of such Series in jurisdictions in which such Series shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the existence of (or complete the winding up of in the case of a protected series) such Series.

(c) Miscellaneous. The dissolution (or termination in the case of a protected series) and winding up of a Series shall not, in and of itself, cause a dissolution of the Company or the dissolution or termination of any other Series. The dissolution (or termination in the case of a protected series) of a Series shall not affect the limitation on liabilities of the Series or any other Series provided by this Agreement, the Series Agreements and the Act:

ARTICLE XIX

MISCELLANEOUS

Section 19.1 Covenant to Sign Documents. Each Member covenants, for itself, himself or herself and its, his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form and/or establish the Company and the Series and to achieve their purposes, including the Certificate, any certificate of registered series and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company or any Series shall conduct their business.

Section 19.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally, when deposited in the United States mail, first-class postage pre-paid, when publicly disclosed by press release or in a filing with the SEC, when delivered electronically, or when made publicly in any other manner, including by press release, to the extent permitted by the Act.

Notices to Members delivered personally or electronically shall be addressed to the Members at the last address shown on the Company records. A Series Board may set a record date for the Members entitled to notice, in which only the Members as of the record date shall be entitled to receive such notice pursuant to this Section 19.2. Notices to the Directors, to the Manager or to the Company or the Series shall be delivered to the Company’s principal office and place of business at the address set forth in Article IV or as hereafter may be changed in accordance with Article IV with notice to the Members.

Section 19.3 Entire Agreement. This Agreement (including any Class Designation), the Series Agreements, and the Subscription Agreements constitute the entire agreement among the parties hereto and supersede any and all prior agreements and representations, either oral or in writing, among the parties hereto with respect to the subject matter contained herein.

Section 19.4 Submission to Jurisdiction.

(a) The parties hereto agree that, (i) except as provided in clause (ii) below, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Series Agreements or the transactions contemplated hereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of this Agreement, the Series Agreements (including (A) any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement, the Series Agreements or as an inducement to enter into this Agreement or the Series Agreements, (B) any derivative action, suit or proceeding brought on behalf of the Company generally or any Series, (C) any suit, action or proceeding asserting a claim of breach of a duty owed by any current or former Director, officer, employee, Manager or Member of the Company generally or the Series, their respective Affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other Person who serves at the request of I Squared or its Affiliates as a director, officer, agent, member, manager, partner, stockholder, trustee or employee of the Company generally, any Series or any other Person, (D) any suit, action or proceeding asserting a claim arising pursuant to any provision of the Act or this Agreement, the Series Agreements, or as to which the Act confers jurisdiction on the Court of Chancery of the State of Delaware or (E) any suit, action or proceeding asserting a claim governed by the internal affairs doctrine), shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware, (ii) notwithstanding anything to the contrary herein, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, and (iii) each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. The foregoing provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law as it now exists or may hereafter be amended, any Person acquiring or holding any interest in any security of any Series shall be deemed to have notice of and consented to the provisions of this Section 19.4.

(b) Subject to applicable law, process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 19.2 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING. SUCH WAIVER OF A TRIAL BY JURY DOES NOT SERVE AS A WAIVER BY ANY PARTIES HERETO OF ANY RIGHTS FOR CLAIMS MADE UNDER THE U.S. FEDERAL SECURITIES LAWS AND NO PARTY HERETO MAY WAIVE THE COMPANY’S OR ANY SERIES’ COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. SUCH WAIVER OF A TRIAL BY JURY APPLIES TO PURCHASERS IN SECONDARY TRANSACTIONS.

Section 19.5 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 19.6 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 19.7 Application of Delaware Law. This Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

Section 19.8 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 19.9 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 19.10 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, any or all of which may be signed by the Manager and the Company, and each of their authorized officers and attorneys-in-fact, on behalf of the Members as their attorney-in-fact. Counterpart signature pages to each Member’s Subscription Agreement shall also constitute a counterpart to this Agreement upon acceptance thereof by the Company. For the avoidance of doubt a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement and any applicable Series Agreement. The parties hereto agree that this Agreement, the Series Agreements and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement and any applicable Series Agreement, as may be reasonably requested by the Company.

Section 19.11 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of any Series or to cause the Company or any Series to be dissolved (or terminated in the case of a protected series) or liquidated.

Section 19.12 Waiver of Appraisal Rights. Each Member hereby agrees that it shall not have any appraisal rights pursuant to Section 18-210 of the Act or otherwise.

Section 19.13 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X.

Section 19.14 Anti-Money Laundering. Notwithstanding any other provision of this Agreement to the contrary, the Company, in its own name and on behalf of any Series, the Series and the Manager, in its own name and on behalf of the Company, in its own name and on behalf of any Series, shall be authorized, without the consent of any Person, including any Member, to take such action as it determines to be necessary or advisable (including any such action contemplated by a Subscription Agreement) to comply, or to cause the Company or any Series to comply, with any sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.

Section 19.15 No Third-Party Beneficiaries. Except for the Indemnified Parties, there are no intended or unintended third-party beneficiaries of this Agreement (it being understood that each Indemnified Party is an express third-party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Limited Liability Company Agreement on this 9th day of June, 2025.

MEMBERS:

I SQUARED CAPITAL REGISTERED ADVISOR LLC, in its capacity as attorney-in-fact of each of the Members (other than the Series I Controlling Shareholder, the Series II Controlling Shareholder and ISQ Open Infrastructure Investors, L.P.)

By: I Squared Capital, LLC, its sole member
By: ISQ Holdings, LLC, its managing member

By:	/s/ Gautam Bhandari
	Name:	Gautam Bhandari
	Title:	Manager

MANAGER:

I SQUARED CAPITAL REGISTERED ADVISOR LLC

By: I Squared Capital, LLC, its sole member
By: ISQ Holdings, LLC, its managing member

By:	/s/ Gautam Bhandari
	Name:	Gautam Bhandari
	Title:	Manager

SERIES I CONTROLLING SHAREHOLDER:

ISQ HOLDINGS, LLC

By:	/s/ Gautam Bhandari
	Name:	Gautam Bhandari
	Title:	Manager

[Signature Page of ISQ Open Infrastructure Company LLC Third Amended and Restated Limited Liability Company Agreement]

SERIES II CONTROLLING SHAREHOLDER:

ISQ OPEN INFRASTRUCTURE HOLDINGS, L.P.

By: ISQ Open Infrastructure Holdings GP, LLC, its general partner

By:	/s/ Gautam Bhandari
	Name:	Gautam Bhandari
	Title:	Manager
RECIPIENT of Performance Participation Allocation:

ISQ OPEN INFRASTRUCTURE INVESTORS, L.P.

By: ISQ Holdings, LLC, its general partner

By:	/s/ Gautam Bhandari
	Name:	Gautam Bhandari
	Title:	Manager

[Signature Page of ISQ Open Infrastructure Company LLC Third Amended and Restated Limited Liability Company Agreement]

SCHEDULE A

FORM OF SHARE REDEMPTION PROGRAM

Effective as of [●], 2025

Definitions

“Board” shall mean the Board of Directors of each Series.

“Business Day” shall mean any day that is not a Saturday, Sunday or a day on which banks located in the United States or the Cayman Islands are required or authorized by law to be closed.

“Company” shall mean ISQ Open Infrastructure Company LLC, a Delaware limited liability company.

“Manager” shall mean I Squared Capital Registered Advisor LLC.

“Memorandum” shall mean the Company’s Confidential Private Placement Memorandum.

“NAV” shall mean the aggregate net asset value of the Company attributable to its Shareholders or the net asset value of a class of its Shares, as the context requires, determined in accordance with the Company’s Valuation Policies and Procedures.

“Program” shall mean this share redemption program of the Company and each Series.

“Shareholders” shall mean the holders of Class D Shares, Class Dte Shares, Class E Shares, Class Ete Shares, Class F-D Shares, Class F-Dte Shares, Class F-I Shares, Class F-Ite Shares Class F-J Shares, Class F-JTE Shares, Class F-S Shares, Class F-STE Shares, Class I Shares, Class ITE Shares, Class J Shares, Class Jte Shares, Class S Shares and Class Ste Shares.

“Shares” shall mean Class D Shares, Class Dte Shares, Class E Shares, Class Ete Shares, Class FD Shares, Class F-Dte Shares, Class F-I Shares, Class F-Ite Shares Class F-J Shares, Class F-Jte Shares, Class F-S Shares, Class F-STE Shares, Class I Shares, Class ITE Shares, Class J Shares, Class Jte Shares, Class S Shares and Class Ste Shares.

“Series I” shall mean ISQ Open Infrastructure Company LLC – Series I, a registered series of the Company.

“Series II” shall mean ISQ Open Infrastructure Company LLC – Series II, a registered series of the Company.

“Transaction Price” shall mean the redemption price per share for each class of Shares, which shall be equal to the NAV per share as of the last calendar day of the applicable quarter.

“Redemption Date” shall mean the last calendar day of the applicable calendar quarter.

Share Redemption Program

Shareholders may request that we redeem Shares through their financial intermediary or directly with the Company’s transfer agent. The procedures relating to the redemption of Shares are as follows:

●	Certain broker-dealers require that their clients process redemptions through their broker-dealer, which may impact the time necessary to process such redemption request, impose more restrictive deadlines than described under this Program, impact the timing of a Shareholder receiving redemption proceeds and require different paperwork or process than described in this Program. A Shareholder should contact its broker-dealer first if it wants to request the redemption of its Shares.

●	Under this Program, to the extent the Company chooses to redeem Shares in any particular calendar quarter, the Company will redeem Shares using a purchase price equal to the Transaction Price as of the Redemption Date (which, for the avoidance of doubt, is generally determined on or around the twentieth (20th) Business Day following the Redemption Date), subject to the Early Redemption Fee (as defined below).

o	For each calendar quarter, a Shareholder may submit a redemption request and required documentation beginning the opening of business on the first Business Day of the applicable quarter and no later than 4:00 p.m. (Eastern time) on the last Business Day of the first month of the quarter (such deadline, the “Redemption Deadline” and such submission period, the “Redemption Window”).

o	For the avoidance of doubt, a redeeming Shareholder will not be eligible to receive distributions declared on or after the Redemption Date. Additionally, all Shares timely submitted for redemption and not withdrawn as of the Redemption Deadline, shall be excluded as of the Redemption Date from the Company’s NAV and such redeemed Shares will not bear fees or expenses, including but not limited to Management Fees, Performance Participation Allocation and Servicing Fees.

●	Redemption requests received and processed by the Company’s transfer agent will be effected at the Transaction Price, subject to any Early Redemption Fee (as defined below).

o	For illustrative purposes, for redemptions occurring during the calendar quarter ended December 31, 2025, Shareholders may submit redemption requests until October 31, 2025, and accepted redemption requests will have a Redemption Date as of December 31, 2025, with a Transaction Price of the Redemption Date NAV (which should be determined on or around January 30, 2026). Such redeeming Shareholders shall receive distributions declared as of December 31, 2025, if any, but beginning January 1, 2026, shall be excluded from the Company’s NAV, and therefore, will not bear any fees or expenses nor receive any distributions.

●	Settlements of redemptions will generally be made in cash approximately thirty-five (35) calendar days after the Redemption Date (e.g., a Shareholder requesting a December 31st redemption would generally be expected to receive a settlement on or around February 4th of the following year).

●	A Shareholder may withdraw its redemption request by notifying the transfer agent, directly or through the Shareholder’s financial intermediary, on the Company’s toll-free, automated telephone line, +1 (833) 344-0365. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern Time). Redemption requests must be cancelled before 4:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter.

●	If a redemption request is received after 4:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter, the redemption request will not be executed and, if a Shareholder still wishes to have its Shares redeemed, must be resubmitted after the start of the next quarter. Redemption requests received and processed by the Company’s transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by us, in the Company’s sole discretion, and such determination shall be final and binding.

●	Redemption requests may be made by mail or by contacting the Shareholder’s financial intermediary, both subject to certain conditions described in the Memorandum. If making a redemption request by contacting the Shareholder’s financial intermediary, the Shareholder’s financial intermediary may require the Shareholder to provide certain documentation or information. If making a redemption request by mail to the transfer agent, the Shareholder must complete and sign a redemption authorization form, which can be found at the end of this Program and which will be available on the Company’s website, www.isqopeninfraco.com. Written requests should be sent to the transfer agent at the following address:

Regular Mail
ISQ Open Infrastructure Company LLC
SS&C GIDS, Inc.
P.O. Box 219434
Kansas City, MO 64121-9302

Overnight Mail:

ISQ Open Infrastructure Company LLC

SS&C GIDS, Inc.

801 Pennsylvania Avenue, Suite 219434

Kansas City, MO 64105-1307

Toll Free Number: +1 833-344-0365

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

●	For processed redemptions, Shareholders may request that redemption proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Shareholders should check with their broker-dealer that such payments may be made via check or wire transfer, as further described herein.

●	Shareholders may also receive redemption proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the Shareholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

●	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects Shareholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) the Shareholder wishes to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than the Shareholder’s address of record for the past 30 days; or (3) the Company’s transfer agent cannot confirm the Shareholder’s identity or suspects fraudulent activity.

●	If a Shareholder has made multiple purchases of any class of Shares, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.

Early Redemption Fee

Requests for redemption are subject to an early redemption fee (the “Early Redemption Fee”) of 5% of the NAV of the Shares redeemed from a Shareholder if any Shares are redeemed within 24 months of the original issue date of such Shares.

Any Early Redemption Fee will inure to the benefit of the Company. The Company may, from time to time, waive the Early Redemption Fee in the case of redemptions resulting from death, qualifying disability or divorce. In addition, Shares may be sold to certain feeder vehicles primarily created to hold such Shares and that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company may not apply the Early Redemption Fee to the feeder vehicles or underlying investors, often because of administrative or systems limitations. Further, the Company may not apply the Early Redemption Fee on redemptions of the Shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company.

All questions as to the applicability of the Early Redemption Fee, including the specific facts pertaining thereto, and the validity, form and eligibility (including time of receipt of required documents) of a waiver from the Early Redemption Fee will be determined by the Manager, in its sole discretion, and its determination will be final and binding.

Sources of Funds for Redemptions

A Series may fund redemption requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of our assets, and the Series has no limits on the amounts we may fund from such sources.

Redemption Limitations

A Series may redeem fewer Shares than have been requested in any particular quarter to be redeemed under the Program, or none at all, in our discretion at any time. In addition, the aggregate NAV of total redemptions of Shares will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to Shareholders as of the end of the immediately preceding calendar quarter), without duplication. Aggregate NAV will be reflective of Series I NAV which consists of all the underlying assets of Series II.

In the event that the Company determines to redeem some but not all of the Shares submitted for redemption during any quarter, Shares submitted for redemption during such quarter will be redeemed on a pro rata basis after the Company has redeemed all Shares for which redemption has been requested due to death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the Program, as applicable. The Transaction Price for each quarter will be available on the Company’s website at www. isqopeninfraco.com.

Each Series will not redeem Shares if (1) such purchases would impair the Company’s status as a holding company; (2) the Series would not be able to sell our assets in a manner that is orderly and consistent with our objectives in order to purchase Shares under this Program; or (3) there is, in the Board’s judgment any (a) legal action or proceeding instituted or threatened challenging the share redemption program or otherwise materially and adversely affecting the Company, (b) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, which is material to the Company, (c) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (d) commencement or escalation of war, armed hostilities, acts of terrorism, natural disasters, public health crises or other international or national calamity directly or indirectly involving the United States that in the sole determination of the Board is material to the Company, (e) a material decrease in the estimated NAV from the estimated NAV as of the commencement of the Share redemption offer or (f) other events or conditions that would have a material adverse effect on the Company or its Shareholders if Shares were redeemed. Further, each Board may make exceptions to, modify or suspend this Program if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our Shareholders. Material modifications, including any amendment to the 5% quarterly limitations on redemptions, to and suspensions of the share redemption program will be promptly disclosed to Shareholders in a supplement to the Memorandum or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the Program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before Shares are redeemed. Once the Program is suspended, our Program requires that we consider the recommencement of the plan at least quarterly. Continued suspension of our Program would only be permitted under the Program if each Board determines that the continued suspension of the Program is in our best interest and the best interest of our Shareholders. Each Board must affirmatively authorize the recommencement of the Program before Shareholder requests will be considered again. The Company will assume or cause to be assumed all fees and expenses related to a redemption of Shares. A Shareholder that has less than all of its Shares redeemed must maintain a minimum account balance after the redemption is effected, the amount of which will be established by the Company from time to time and is currently $1,000. If a Shareholder requests the redemption of a number of Shares that would cause the aggregate NAV of the Shareholder’s holdings to fall below the required minimum, a Series reserves the right to reduce the amount to be redeemed from the Shareholder so that the required minimum balance is maintained. In the alternative, we may also redeem all of such a Shareholder’s Shares. We or the Manager may waive the minimum account balance from time to time.

Schedule A

Form of Redemption Authorization Form

REDEMPTION AUTHORIZATION FOR

ISQ Open Infrastructure Company LLC - Series I or ISQ Open Infrastructure Company LLC - Series II

Use this form to request redemption of your Shares in ISQ Open Infrastructure Company LLC – Series I (“Series I”) or ISQ Open Infrastructure Company LLC (“Series II” and together with Series I, the “Series”). Please complete all sections below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Share Redemption Program.

1. REDEMPTION FROM THE FOLLOWING ACCOUNT

Name(s) on the Account

Account Number	Social Security Number/TIN

Financial Advisor Name	Financial Advisor Phone Number

2. REDEMPTION AMOUNT (Check one, required) 3. REDEMPTION TYPE (Check one, required)

EJ All Shares	EJ Normal
EJ Number of Shares ______________________________	EJ Death
EJ Disability
EJ Divorce

Additional documentation is required if redeeming due to Death, Disability or Divorce. Contact Investor Relations for detailed instructions at 1-833-344-0365.

4. PAYMENT INSTRUCTIONS (Select only one)

Indicate how you wish to receive your cash payment below. If an option is not selected, a check will be sent to your address of record. Redemption proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.

EJ Cash/Check Mailed to Address of Record

EJ Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

EJ I authorize Series I or Series II, as applicable, or its agent to deposit my redemption proceeds into my checking or savings account.

 Name / Entity Name / Financial Institution                      Mailing Address

 City                                 State                                                 Zip Code                                        Account Number

EJ Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Series I or Series II, as applicable, or its agent to deposit my redemption proceeds into my checking or savings account. In the event that Series I or Series II, as applicable, or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name Mailing Address                              City                                               State

Your Bank’s ABA Routing Number                                            Your Bank Account Number

Please Attach A Pre-printed Voided Check

5. SHARE REDEMPTION PROGRAM CONSIDERATIONS (Select only one)

The Program contains limitations on the number of Shares that can be redeemed under the Program during any calendar quarter. In addition to these limitations, neither Series can guarantee that it will have sufficient funds to accommodate all redemption requests made in any applicable redemption period and ISQ Open Infrastructure Company LLC (the “Company”) may cause each Series to redeem fewer Shares than have been requested in any particular calendar quarter, or none at all. If the quarterly volume limitation is reached in any particular calendar quarter or the applicable Series’ board of directors determines to redeem fewer Shares than have been requested to be redeemed in any particular calendar quarter, Shares submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after each Series has redeemed all Shares for which redemption has been requested due to death, disability or divorce and other limited exceptions. If redemption requests are reduced on a pro rata basis after each Series has redeemed all Shares for which redemption has been requested due to death, disability or divorce or other limited exceptions, you may elect (at the time of your redemption request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new redemption request for the remaining amount. Please select one of the following options below. If an option is not selected, your redemption request will be processed on a pro rata basis, if needed.

☐	Process my redemption request on a pro rata basis.

☐	Withdraw (do not process) my entire redemption request if amount will be reduced on a pro rata basis.

6. AUTHORIZATION AND SIGNATURE

IMPORTANT: Signature Guarantee may be required if any of the following applies:

●	Amount to be redeemed is $500,000 or more.

●	The redemption is to be sent to an address other than the address we have had on record for the past thirty (30) days.

●	The redemption is to be sent to an address other than the address on record.

●	If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.

●	The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

Investor Name (Please Print) Signature                                               Date

 Co-Investor Name (Please Print)          Signature                                               Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if applicable)
Signature of Authorized Person

Please refer to the LLC Agreement and Memorandum you received in connection with your initial investment in the Company, for a description of the current terms of the Program. There are various limitations on your ability to request that the Company redeems your Shares, including, subject to certain exceptions, the Early Redemption Fee if your Shares have been outstanding for less than two years. In addition, redemptions under this Program will be limited in any calendar quarter to 5% of the Company’s outstanding Shares (by aggregate NAV) as of the last calendar day of the immediately preceding calendar quarter. The Company’s boards of directors (each, a “Board”) may determine to make exceptions to, amend or suspend the Program without Shareholder approval. Material amendments and/or suspension of this Program may be made by the Company’s Board in accordance with the LLC Agreement and will be, to the extent required under the LLC Agreement, promptly disclosed in such manner as is required under the LLC Agreement. Redemption of Shares, when requested, will generally be made quarterly. All requests for redemption must be received in good order by the Redemption Deadline, which is no later than 4:00 p.m. (Eastern time) on the last Business Day of the first month of the quarter. A Shareholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the Shareholder’s financial intermediary, on the Company’s toll-free, automated telephone line, 1-833-344-0365. Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the applicable Redemption Deadline. The Company cannot guarantee that it will have sufficient available funds or that the Company will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the Company, in its sole discretion, and such determination shall be final and binding.

Mail to:
ISQ Open Infrastructure Company LLC
SS&C GIDS, Inc.
P.O. Box 219434
Kansas City, MO 64121-9302

Overnight Delivery:
ISQ Open Infrastructure Company LLC
SS&C GIDS, Inc.
801 Pennsylvania Avenue, Suite 219434
Kansas City, MO 64105-1307
NOTE: It is imperative to include the Suite number in this address.

Investor Relations:

1-833-344-0365

SCHEDULE B

FORM OF DISTRIBUTION REINVESTMENT PLAN

Effective as of [●], 2025

ISQ Open Infrastructure Company LLC (the “Company”) hereby adopts the following Distribution Reinvestment Plan (the “Plan”) with respect to distributions declared by the boards of directors (each, a “Board” and collectively, the “Boards”) of ISQ Open Infrastructure Company LLC — Series I (“Series I”) and ISQ Open Infrastructure Company LLC — Series II (“Series II”, and together with the Series I, the “Series”) on shares of the applicable Series’ limited liability interests (the “Shares”):

1. Participation; Agent. The Company’s Plan is available to shareholders of record of the Shares (each, a “Shareholder”). SS&C GIDS, Inc. (“Plan Administrator”), acting as agent for each participant in the Plan, will apply distributions from the applicable Series (each, a “Distribution” and collectively, “Distributions”), net of any applicable withholding taxes, that become payable to such participant on Shares (including Shares held in the participant’s name and Shares accumulated under the Plan), to the purchase of additional whole and fractional Shares for such participant.

2. Eligibility and Election to Participate. Participation in the Plan is limited to registered owners of Shares. Each Board reserves the right to amend or terminate the Plan with respect to the applicable Series. Shareholders automatically participate in the Plan, unless and until an election is made to withdraw from the Plan by, or on behalf of, such participating Shareholder. If participating in the Plan, a Shareholder is required to include all of the Shares owned by such Shareholder in the Plan.

3. Share Purchases. When a Series declares a Distribution, the Plan Administrator, on the Shareholder’s behalf, will receive additional authorized Shares from such Series either newly issued or redeemed from Shareholders by such Series and held as treasury shares. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Company’s or a Series’ net asset value per Share as of the end of the prior month. There will be no sales load charged on Shares issued to a Shareholder under the Plan. All Shares purchased under the Plan will be held in the name of the relevant participant. In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the Plan, the Plan Administrator will administer the Plan on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the Plan.

4. Timing of Purchases. Each Series expects to issue Shares pursuant to the Plan immediately following each Distribution payment date and the Plan Administrator will make every reasonable effort to reinvest all Distributions on the day the Distribution is paid (except where necessary to comply with applicable securities laws) by such Series. If, for any reason beyond the control of the Plan Administrator, reinvestment of the Distributions cannot be completed within 30 days after the applicable Distribution payment date, funds held by the Plan Administrator on behalf of a participant will be distributed to that participant.

5. Account Statements. The Plan Administrator will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Plan Administrator will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the Plan. The Plan Administrator will confirm to each participant each acquisition made pursuant to the Plan as soon as practicable but not later than 10 business days after the date thereof. No less frequently than quarterly, the Plan Administrator will provide to each participant an account statement showing the Distribution, the number of Shares purchased with the Distribution, and the year-to-date and cumulative Distributions paid.

6. Expenses. There will be no direct expenses to participants for the administration of the Plan. There is no direct service charge to participants with regard to purchases under the Plan; however, the Company reserves the right to amend the Plan to include a service charge payable by the participants. All fees associated with the Plan will be paid by the Company or the applicable Series.

7. Taxation of Distributions. Each Shareholder is generally required to take into account its allocable share of items of income, gain, loss, deduction, or credit in computing its U.S. federal income tax liability, regardless of whether distributions are made. Distributions of cash to a Shareholder generally are not taxable to such Shareholder unless the amount of cash distributed to such Shareholder is in excess of the Shareholder’s adjusted basis in its Shares. Accordingly, a Shareholder participating in the Plan may need to use cash from other sources in order to pay any tax liability in respect of its allocable share of items of income and gain allocated to such Shareholder. Participants in the Plan are urged to refer to “Section X. Certain U.S. Federal Income Tax and Regulatory Considerations” of our private placement memorandum for additional information regarding the tax consequences of the purchase, ownership and disposition of the Shares.

8. Absence of Liability. None of the Company, each Series and the Plan Administrator shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to this Plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. None of the Company, each Series and the Plan Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant’s account prior to receipt of written notice of such participant’s death, or (b) with respect to prices at which Shares are purchased or sold for the participant’s account and the terms on which such purchases and sales are made. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE U.S. FEDERAL SECURITIES LAWS CANNOT BE WAIVED.

9. Termination of Participation. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in this Plan at any time by written instructions to that effect to the Plan Administrator. Such written instructions must be received by the Plan Administrator three (3) days prior to the record date of the Distribution or the Shareholder will receive such Distribution in Shares through this Plan. If a Shareholder terminates Plan participation, the Company or the applicable Series may, at its option, ensure that the terminating Shareholder’s account will reflect the number of Shares in such Shareholder’s account and provide a check or other instrument of payment for the cash value of any fractional Share in such account. Upon termination of participation in the Plan for any reason, future distributions will be distributed to the Shareholder in cash or in-kind. If a Shareholder requests that the applicable Series redeems all of the Shareholder’s Shares pursuant to the Company’s share redemption plan (as amended from time to time, the “SRP”), such Shareholder’s participation in this Plan shall be deemed terminated effective upon the Company’s receipt of such request, regardless of whether or not such Series accepts all such Shares for redemption pursuant to the SRP, provided, that, if such Shareholder subsequently withdraws its request prior to the applicable deadline therefor under the SRP, such Shareholder may participate in this Plan by notifying the Company and the Plan Administrator at least three (3) days prior to the record date of the Distribution.

10. Amendment, Supplement, Termination, and Suspension of Plan. This Plan may be amended, supplemented, or terminated by the Company at any time in its sole and absolute discretion. The amendment or supplement shall be filed with the Securities and Exchange Commission as an exhibit to a subsequent appropriate filing made by the Company and shall be deemed to be accepted by each participant unless, prior to its effective date thereof, the Plan Administrator receives written notice of termination of the participant’s account. Amendment may include an appointment by the Company or the Plan Administrator with the approval of the Company of a successor agent, in which event such successor shall have all of the rights and obligations of the Plan Administrator under this Plan. The Company may suspend this Plan at any time without notice to the participants.

11. Governing Law. This Plan and the authorization form signed by the participant (which is deemed a part of this Plan) and the participant’s account shall be governed by and construed in accordance with the laws of the State of New York.

SCHEDULE C

Directors as of June 9, 2025

The following persons are Directors of the Series I Board:

Directors of the Series I Board

Walid Chammah

Brian Collett

Irina Zilbergleyt

Terrence Olson

Trisha Miller

William Lee

The following persons are Directors of the Series II Board:

Directors of the Series II Board

Walid Chammah

Brian Collett

Irina Zilbergleyt

Terrence Olson

Trisha Miller

William Lee

SCHEDULE D

Officers as of June 9, 2025

The following persons are Officers of the Company and each Series with the titles set forth opposite his/her name:

Officer	Title
Walid Chammah	Chief Executive Officer
Irina Zilbergleyt	Chief Operating Officer
Brian Collett	Chief Investment Officer
Dominic Spiri	Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED
SERIES AGREEMENT

THIS AMENDED AND RESTATED SERIES AGREEMENT, dated as of __________ __, 2025 (this “Series Agreement”), is the Series Agreement of ISQ Open Infrastructure Company LLC – Series I (the “New Series”), a registered series of ISQ Open Infrastructure Company LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein and not otherwise defined are used as defined in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of                            , 2025 (as amended from time to time, the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company and is governed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and the LLC Agreement;

WHEREAS, the New Series was previously formed as a series of limited liability company interests in the Company in accordance with the A&R Agreement;

WHEREAS, the Original Series I Series Agreement is hereby amended and restated by this Series Agreement upon the execution of the LLC Agreement; and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series shall be enforceable against the assets of the New Series only, and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of the New Series.

NOW THEREFORE, the Original Series I Series Agreement is hereby amended and restated in its entirety and the terms of the Series Agreement of the New Series are as follows:

1. CREATION OF SERIES.

A	New Series.

In accordance with Section 1.2 of the LLC Agreement, the New Series hereby continues upon the execution of the LLC Agreement. The New Series shall be a “Series” for purposes of the LLC Agreement, with terms as are set forth herein and in the LLC Agreement. For all purposes of the Act, this Series Agreement together with each other Series Agreement of another Series and the LLC Agreement constitute the “limited liability company agreement” of the Company within the meaning of the Act. This Series Agreement is incorporated by reference into the LLC Agreement. This Series Agreement may have the effect of altering, supplementing or amending the LLC Agreement, and to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the LLC Agreement, the terms or provisions of this Series Agreement shall control with respect to the New Series and the Members associated with the New Series. The New Series shall be a registered series of limited liability company interests in the Company under Section 18-218 of the Act.

B.	Name of New Series.

The name of the New Series is ISQ Open Infrastructure Company LLC – Series I.

C.	Members of New Series.

A Person shall be admitted as a Member associated with the New Series in accordance with the LLC Agreement.

D.	Shares of New Series.

As of the date of this Agreement, the following Shares constitute Membership Interests in the New Series: the Class Dte Shares, the Class Ete Shares, the Class F-Dte Shares, the Class F-Ite Shares, the Class F-Jte Shares, the Class F-Ste Shares, the Class Ite Shares, the Class JTE Shares and the Class STE Shares. Shares with respect to the New Series, including new Classes of Shares with respect to the New Series may be issued, and additional Classes of Shares with respect to the New Series may be created, in accordance with the LLC Agreement.

II.	MISCELLANEOUS PROVISIONS.

A.	Amendments.

This Series Agreement may be modified, altered, supplemented or amended by the Series I Board.

B.	Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the Company and the Members associated with the New Series, to the extent permitted by this Series Agreement, their respective legal representatives, successors and permitted assigns.

C.	Governing Law.

This Series Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Series Agreement, or the negotiation, execution or performance of this Series Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Series Agreement or as an inducement to enter into this Series Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

D.	Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.	Severability.

If any term, provision, covenant or condition of this Series Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

F.	Integration.

The LLC Agreement (including any Class Designation), the Subscription Agreements, this Series Agreement and the other Series Agreements of other Series constitute the entire agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining hereto and thereto.

EXHIBIT B

AMENDED AND RESTATED
SERIES AGREEMENT

THIS AMENDED AND RESTATED SERIES AGREEMENT, dated as of ___________ __, 2025 (this “Series Agreement”), is the Series Agreement of ISQ Open Infrastructure Company LLC – Series II (the “New Series”), a registered series of ISQ Open Infrastructure Company LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein and not otherwise defined are used as defined in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of                            , 2025 (as amended from time to time, the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company and is governed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and the LLC Agreement;

WHEREAS, the New Series was previously formed as a series of limited liability company interests in the Company in accordance with the A&R Agreement;

WHEREAS, the Original Series II Series Agreement is hereby amended and restated by this Series Agreement upon the execution of the LLC Agreement; and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series shall be enforceable against the assets of the New Series only, and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of the New Series.

NOW THEREFORE, the Original Series II Series Agreement is hereby amended and restated in its entirety and the terms of the Series Agreement of the New Series are as follows:

1.	CREATION OF SERIES.

A	New Series.

In accordance with Section 1.3 of the LLC Agreement, the New Series hereby continues upon the execution of the LLC Agreement. The New Series shall be a “Series” for purposes of the LLC Agreement, with terms as are set forth herein and in the LLC Agreement. For all purposes of the Act, this Series Agreement together with each other Series Agreement of another Series and the LLC Agreement constitute the “limited liability company agreement” of the Company within the meaning of the Act. This Series Agreement is incorporated by reference into the LLC Agreement. This Series Agreement may have the effect of altering, supplementing or amending the LLC Agreement, and to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the LLC Agreement, the terms or provisions of this Series Agreement shall control with respect to the New Series and the Members associated with the New Series. The New Series shall be a registered series of limited liability company interests in the Company under Section 18-218 of the Act.

B.	Name of New Series.

The name of the New Series is ISQ Open Infrastructure Company LLC – Series II.

C.	Members of New Series.

A Person shall be admitted as a Member associated with the New Series in accordance with the LLC Agreement.

D.	Shares of New Series.

As of the date of this Agreement, the following Shares constitute Membership Interests in the New Series: the Class D Shares, the Class E Shares, the Class F-D Shares, the Class F-I Shares, the Class F-J Shares, the Class F-S Shares, the Class I Shares, the Class J Shares and the Class S Shares. Shares with respect to the New Series, including new Classes of Shares with respect to the New Series may be issued, and additional Classes of Shares with respect to the New Series may be created, in accordance with the LLC Agreement.

II.	MISCELLANEOUS PROVISIONS.

A.	Amendments.

This Series Agreement may be modified, altered, supplemented or amended by the Series II Board.

B.	Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the Company and the Members associated with the New Series, to the extent permitted by this Series Agreement, their respective legal representatives, successors and permitted assigns.

C.	Governing Law.

This Series Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Series Agreement, or the negotiation, execution or performance of this Series Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Series Agreement or as an inducement to enter into this Series Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

D.	Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.	Severability.

If any term, provision, covenant or condition of this Series Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

F.	Integration.

The LLC Agreement (including any Class Designation), the Subscription Agreements, this Series Agreement and the other Series Agreements of other Series constitute the entire agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining hereto and thereto.

EXHIBIT C

AMENDED AND RESTATED
SERIES AGREEMENT

THIS AMENDED AND RESTATED SERIES AGREEMENT, dated as of_________ __, 202_ (this “Series Agreement”), is entered into by ISQ Open Infrastructure Company LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein and not otherwise defined are used as defined in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of ___________ __, 2025 (as amended from time to time, the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company and is governed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”) and the LLC Agreement;

WHEREAS, the Series Board has approved the formation of a new series (the “New Series”) of limited liability company interests in the Company; and

WHEREAS, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the New Series shall be enforceable against the assets of the New Series only, and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of the New Series.

NOW THEREFORE, in consideration of the promises and obligations contained herein, the undersigned, intending to be legally bound, hereby agrees as follows:

1.	CREATION OF SERIES.

A	New Series.

In accordance with Section 1 of the LLC Agreement, the New Series is hereby established and formed effective upon the filing of the Certificate of Registered Series of the New Series in accordance with Section 3.4 of the LLC Agreement and the execution of this Series Agreement. The New Series shall be a “Series” for purposes of the LLC Agreement, with terms as are set forth herein and in the LLC Agreement. For all purposes of the Act, this Series Agreement together with each other Series Agreement of another Series and the LLC Agreement constitute the “limited liability company agreement” of the Company within the meaning of the Act. This Series Agreement is incorporated by reference into the LLC Agreement. This Series Agreement may have the effect of altering, supplementing or amending the LLC Agreement, and to the extent that any of the terms or provisions of this Series Agreement conflict with any of the terms or provisions of the LLC Agreement, the terms or provisions of this Series Agreement shall control with respect to the New Series and the Members associated with the New Series. The New Series shall be a registered series of limited liability company interests in the Company under Section 18-218 of the Act.

B.	Name of New Series.

The name of the New Series is [ISQ Open Infrastructure Company LLC – Series__].

C.	Members of Series.

A Person shall be admitted as a Member associated with the New Series in accordance with the LLC Agreement.

II. MISCELLANEOUS PROVISIONS.

A.	Amendments.

This Series Agreement may be modified, altered, supplemented or amended by the Series Board.

B.	Binding Effect.

This Series Agreement is binding upon and inures to the benefit of the parties hereto and the Members associated with the New Series, to the extent permitted by this Series Agreement, their respective legal representatives, successors and permitted assigns.

C.	Governing Law.

This Series Agreement, and all claims or causes of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to this Series Agreement, or the negotiation, execution or performance of this Series Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Series Agreement or as an inducement to enter into this Series Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware.

D.	Construction.

Whenever the singular number is used in this Series Agreement and when required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter or non-binary genders and vice versa.

E.	Severability.

If any term, provision, covenant or condition of this Series Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Series Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

F.	Counterparts.

This Series Agreement may be signed in multiple counterpart signature pages, all of which are hereby deemed an original and shall constitute one instrument.

G.	Integration.

The LLC Agreement (including any Class Designation), the Subscription Agreements, this Series Agreement and the other Series Agreements of other Series constitute the entire agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining hereto and thereto.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Series Agreement as of the date first written above.

COMPANY:

ISQ OPEN INFRASTRUCTURE COMPANY LLC

By:
Name:	[__________]
Title:	[__________]